UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

Registration Statement Under The Securities Act Of 1933

SURGE GLOBAL ENERGY, INC.

(Name of small business issuer in its charter)

Delaware	1311	34-1454529
(State or Jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

12220 El Camino Real, Suite 410, San Diego, California 92130
(858) 704-5010

(Address and telephone number of principal executive offices and principal place of business)

Copies of all communications to:
Fred W. Kelly Chief Executive Officer Surge Global Energy, Inc. 12220 El Camino Real, Suite 410 San Diego, California 92130 (858) 704-5010	Raymond A. Lee, Esq. Greenberg Traurig, LLP 650 Town Center Drive, Suite 1700 Costa Mesa, CA 92626 (714) 708-6500
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	13,355,000	$1.485(2)	$19,832,175	$2,123

(1)    The 13,355,000 shares being registered for resale are for shares of our common stock, including (i) 3,510,000 shares previously issued, (ii) 400,000 shares issuable upon the exercise of options, (iii) 2,605,000 shares issuable upon the exercise of warrants, and (iv) 6,840,000 shares issuable upon the conversion of convertible notes/debentures.

(2)           Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(g) under the Securities Act of 1933, using the average of the closing bid and asked prices as reported on the OTCBB on December 29, 2005.

SUBJECT TO COMPLETION, DATED DECEMBER 30, 2005

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY SURGE GLOBAL ENERGY, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

13,355,000 SHARES

SURGE GLOBAL ENERGY, INC.

COMMON STOCK

This Prospectus relates to the resale by the selling stockholders of Surge Global Energy, Inc., identified in this prospectus of shares of our common stock. These shares or interests therein may be offered and sold from time to time by the selling stockholders named herein or their transferees, and we will not receive any of the proceeds from the sale of these shares by the selling stockholders. We will bear the costs relating to the registration of these shares.

The selling stockholders may dispose of their common stock through public or private transactions at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may include pledgees, donees, transferees, or other successors in interest. The selling stockholders will pay any sales commissions incurred in connection with the disposition of shares through this prospectus. We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may sell some, all or none of the shares offered by this prospectus.

Our shares are quoted dually on the OTC Bulletin Board and the Pink Sheets under the symbol “SRGG” The closing price of the shares as quoted on the OTC Bulletin Board on December 29, 2005 was $1.45 per share.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

You should carefully consider “Risk Factors” beginning on page 5 for important information you should consider when determining whether to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is [                             ]

PROSPECTUS SUMMARY

We have not authorized anyone to provide you with information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. The selling stockholders are offering to sell, and seeking offers to buy, only the shares of common stock covered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of the shares. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

In this prospectus, the words “Surge,” “Company,” “we,” “our,” “ours” and “us” refer only to Surge Global Energy, Inc. and its subsidiaries (unless indicated otherwise), and not to any of the selling stockholders. The following summary contains basic information about this offering. It likely does not contain all of the information that is important to you. You should read carefully this entire prospectus, including the “Risk Factors,” financial information and related notes, as well as the documents we have incorporated by reference into this Prospectus before making an investment decision.

The Offering

This prospectus relates to the resale by the selling stockholders of Surge Global Energy, Inc. identified in this prospectus of shares of our common stock.

We are not selling any shares of common stock in this offering, and we will not receive any of the proceeds from the sale of these shares by the selling stockholders. All costs associated with this registration will be borne by us.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other sucessors-in-interest, may offer the shares from time to time through public or private transactions at prevailing marker prices, at prices related to prevailing market prices or at privately negotiated prices. We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may sell some, all or none of the shares offered by this prospectus.

Common stock outstanding as of December 28, 2005	26,277,097
Common stock offered by selling stockholders

Up to 13,355,000 shares, which represents 36.97% of our current outstanding shares of common stock on a fully diluted basis, which includes the exercise of all options and warrants of the selling stockholders and the exchange of the outstanding 7% convertible debentures of Signet Energy, Inc.

Use of proceeds	We will not receive any of the proceeds from the sale of the common stock by the selling stockholders under this prospectus. See “Use of Proceeds” for a complete description.
OTCBB and Pink Sheets Trading symbol	SRGG
Risk Factors

The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 5.

Description of Our Business

Surge Global Energy, Inc. has its principal executive offices located at 12220 El Camino Real, Suite 410, San Diego, California 92130. Our telephone number is (858) 704-5010. We maintain a website at www.SurgeGlobalEnergy.com.

We are an oil and gas exploration and development company. Our primary objective is to identify, acquire and develop working interests in underdeveloped oil and gas projects. We are focused on projects located in Canada, Argentina and the United States.

Our subsidiary Signet Energy Inc., formerly known as Surge Global Energy (Canada) Ltd., located in Calgary, Alberta, Canada operating under a farmout agreement it entered on February 25, 2005 with Deep Well Oil & Gas Inc. and Northern Alberta Oil Ltd. is currently the operator of the Sawn Lake Oil Sands Development in Alberta, Canada. The Sawn Lake Oil Sands Development has been estimated by two respected third-party petroleum engineering firms to contain a total of 820 million to 1.2 billion barrels of oil resource in place of which Signet Energy has a 40% working interest. The development consists of 69.5 contiguous sections covering 44,480 acres in the Sawn Lake area of Alberta, Canada.

We also hold a 17.52% working interest in the Santa Rosa Dome project in the Mendoza province of Argentina. We along with our joint operating partners, Oromin Explorations Ltd. (“Oromin”) and Ottoman Energy Ltd. (“Ottoman”), anticipate the exploration work to include the drilling of up to three exploration wells to around 1,250 meters each. The Santa Rosa Project is a 7,694 square kilometer exploration block located in the eastern part of the prolific Cuyana Basin in Argentina’s Mendoza Province. The Cuyana Basin has already produced about 970 million barrels of oil from fields located in the western half of the basin. The eastern part of the basin is under-explored due to the presumed absence of structures capable of trapping significant hydrocarbons. The Santa Rosa concession, however, contains a domal structure of over 220 square kilometers that may lie on a likely hydrocarbon migration fairway. The dome has not been yet been tested by drilling. Seismic work carried out by Oromin indicates the likely presence of reservoir quality rocks over the structure with a regional seal covering the entire area. The exploration work comprises some further seismic modeling and the drilling of two or three wells on or near the crest of the dome. Oromin and Ottoman anticipate that the drilling program will take place towards the end of 2006, depending on the timing of the final award of the concession and on rig availability. Oromin currently owns 82.48% of the concession and Surge Global Energy Inc. holds a 17.52% working interest in the project.

Corporate History

We were incorporated as The Havana Group, Inc. on November 25, 1997 under the laws of the state of Delaware. Our initial business was the sale of pipes and tobacco products. We completed our initial public offering on May 14, 1998 by filing a Form SB-2A with the Securities and Exchange Commission to register our common stock. In July 2002, we acquired 100% of the common stock of Bible Resources, Inc. in exchange for 10.9 million shares of our restricted common stock. Bible, at the time, was a newly formed Nevada corporation organized for the purpose of exploring, developing and/or investing in oil and gas resources on a worldwide basis. Bible Resources, Inc. no longer has any operations or assets. As of December 31, 2003, our pipe and tobacco inventory was liquidated and the tangible and intangible assets related to that business were sold off. In December of 2004, we completed the restructuring of our balance sheet and the cancellation of our outstanding Preferred A and Preferred B shares and indebtedness related to the discontinued tobacco and pipe business. On February 18, 2005 we formed a wholly-owned subsidiary Surge Global Energy (Canada) Ltd. On November 14, 2005, Surge Global Energy (Canada) Ltd. issued C$8,550,000 of 7% convertible debentures and changed its name to Signet Energy, Inc. As a result of the financing, our ownership interest in Signet was reduced to approximately 48%. Subsequent offerings to raise capital in Canada have reduced our ownership percentage to approximately 42%. See “Recent Developments” for a detailed description of these transactions.

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this prospectus, including the consolidated financial statements and notes thereto of our company, before deciding to invest in our common stock. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the following risks occur, our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected.

RISKS RELATED TO OUR COMPANY

WE HAVE A HISTORY OF NET OPERATING LOSSES

We have a history of net operating losses and we will need to significantly increase our annual revenue to achieve profitability. We may not be able to do so. Even if we do achieve profitability, we cannot assure you that we will be able to sustain or increase profitability on a quarterly or annual basis in the future. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our operations. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

EXPANSION OF OUR OPERATIONS WILL REQUIRE SIGNIFICANT CAPITAL EXPENDITURES FOR WHICH WE MAY BE UNABLE TO PROVIDE SUFFICIENT FINANCING.

Although we believe our existing capital resources are sufficient to sustain our current level of operations, our business model contemplates expansion of our business by identifying and acquiring additional oil properties. We intend to rely on external sources of financing to meet the capital requirements associated with the expansion of our oil operations. We plan to obtain the future funding that we will need through debt and equity markets, but we cannot assure that we will be able to obtain additional funding when it is required or that it will be available to us on commercially acceptable terms.

We also intend to make offers to acquire oil properties in the ordinary course of our business. If these offers are accepted, our capital needs will increase substantially. If we fail to obtain the funding that we need when it is required, we may have to forego or delay potentially valuable opportunities to acquire new oil and gas properties or default on existing funding commitments to third parties and forfeit or dilute our rights in existing oil property interests.

WE EXPECT OUR OPERATING EXPENSES TO INCREASE SUBSTANTIALLY IN THE FUTURE AND MAY NEED TO RAISE ADDITIONAL FUNDS.

We have a history of net losses and expect that our operating expenses will increase substantially over the next twelve months as we continue to implement our business plan. In addition, we may experience a material decrease in liquidity due to unforeseen capital calls or other events and uncertainties. As a result, we may need to raise additional funds, and such funds may not be available on favorable terms, if at all. If we cannot raise funds on acceptable terms, we may not be able to execute on our business plan, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements. This may seriously harm our business, financial condition and results of operations.

OUR FUTURE PERFORMANCE IS DEPENDENT UPON OUR ABILITY TO IDENTIFY, ACQUIRE AND DEVELOP OIL PROPERTIES.

Our future performance depends upon our ability to find, develop and acquire oil and gas reserves that are economically recoverable. Without successful exploration, exploitation or acquisition activities, we will not be able to develop reserves or generate revenues. No assurance can be given that we will be able to find and develop or acquire reserves on acceptable terms, or that commercial quantities of oil and gas deposits will be discovered sufficient to enable us to recover our exploration and development costs or sustain our business.

The successful acquisition and development of oil and gas properties requires an assessment of recoverable reserves, future oil prices and operating costs, potential environmental and other liabilities and other factors. Such assessments are necessarily inexact and their accuracy inherently uncertain. In addition, no assurances can be given that our exploitation and development activities will result in the discovery of any reserves. Our operations may be curtailed, delayed or canceled as a result of lack of adequate capital and other factors, such as title problems, weather, compliance with governmental regulations or price controls, mechanical difficulties, or unusual or unexpected formations, pressures and/or work interruptions. In addition, the costs of exploitation and development may materially exceed initial estimates.

We can provide no assurance that oil will be discovered in commercial quantities in any of the properties we currently hold interests in or properties in which we may acquire interests in the future. Our success will depend upon our ability to acquire working and revenue interests in properties upon which oil reserves are ultimately discovered in commercial quantities. Although our new management team has significant industry experience, we do not have an established history of locating and developing properties that have oil reserves.

WE ARE A DEVELOPMENT STAGE COMPANY IMPLEMENTING A NEW BUSINESS PLAN.

In January 2005, as a result of the disposal of our tobacco wholesale business in December 2004, and the restructuring of our management and ownership, we began implementing plans to establish an oil and gas development business. As a result, we are a developement stage enterprise, as defined by Statement of Financial Accounting Standards No. 7 (“SFAS7”). We are a development stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects, and we have just begun to implement our business plan. Since our inception and the inception of our development stage on January 1, 2005, we have suffered recurring losses from operations and have been dependent on new investment to sustain our operations. During the years ended December 31, 2004 and 2003, we reported losses of $3,047,196 and $814,547, respectively. In addition, our consolidated financial statements for the year ended December 31, 2004, contained a going concern qualification and we cannot give any assurances that we can achieve profits from operations. For the nine month period from the inception of developement stage through September 30, 2005, we have accumulated losses of $5,768,749.

WE DO NOT CONTROL ALL OF OUR OPERATIONS.

We do not operate any of our properties and we therefore have limited influence over the testing, drilling and production operations of our properties. Our lack of control could result in the following:

•       the operator might initiate exploration or development on a faster or slower pace than we prefer;

•       the operator might propose to drill more wells or build more facilities on a project than we have funds for or that we deem appropriate, which could mean that we are unable to participate in the project or share in the revenues generated by the project even though we paid our share of exploration costs, and

•       we could have our working interest ownership in the related lands and petroleum reserves reduced as a result of our failure to participate in development expenditures; and

•       if an operator refuses to initiate a project, we might be unable to pursue the project.

Any of these events could materially reduce the value of our properties.

INFORMATION IN THIS PROSPECTUS REGARDING OUR FUTURE EXPLOITATION AND DEVELOPMENT PROJECTS REFLECTS OUR CURRENT INTENT AND IS SUBJECT TO CHANGE.

Our current exploitation and development plans are described in this prospectus. Whether we ultimately undertake an exploitation or development project will depend on the following factors:

•       availability and cost of capital;

•       receipt of additional seismic data or the reprocessing of existing data;

•       current and projected oil or natural gas prices;

•       the costs and availability of drilling rigs and other equipment supplies and personnel necessary to conduct these operations;

•       success or failure of activities in similar areas;

•       changes in the estimates of the costs to complete the projects;

•       our ability to attract other industry partners to acquire a portion of the working interest to reduce costs and exposure to risks; and

•       decisions of our joint working interest owners and partners.

We will continue to gather data about our projects and it is possible that additional information will cause us to alter our schedule or determine that a project should not be pursued at all. You should understand that our plans regarding our projects might change.

WE RELY HEAVILY UPON RESERVE ESTIMATES WHEN DETERMINING WHETHER OR NOT TO INVEST IN A PARTICULAR OIL AND/OR GAS PROPERTY.

The reserve information that we use in evaluating oil and gas prospects is based on reserve estimates involving a great deal of uncertainty. Different reserve engineers may make different estimates of reserves and cash flows based on the same available data. Reserve estimates depend in large part upon the reliability of available geologic and engineering data, which is inherently imprecise. Geologic and engineering data are used to determine the probability that a reservoir of oil and/or gas and natural gas exists at a particular location, and whether oil and/or gas and natural gas are recoverable from a reservoir. Recoverability is ultimately subject to the accuracy of data including, but not limited to, geological characteristics of the reservoir, structure, reservoir fluid properties, the size and boundaries of the drainage area, reservoir pressure, and the anticipated rate of pressure depletion. The evaluation of these and other factors is based upon available seismic data, computer modeling, well tests and information obtained from production of oil and natural gas from adjacent or similar properties, but the probability of the existence and recoverability of reserves is less than 100% and actual recoveries of proved reserves can differ from estimates.

Reserve estimates also require numerous assumptions relating to operating conditions and economic factors, including the price at which recovered oil and/or gas and natural gas can be sold, the costs of recovery, assumptions concerning future operating costs, severance and excise taxes, development costs and workover and remedial costs, prevailing environmental conditions associated with drilling and production sites, availability of enhanced recovery techniques, ability to transport oil and natural gas to markets and governmental and other regulatory factors, such as taxes and environmental laws. A negative change in any one or more of these factors could result in quantities of oil and natural gas previously estimated as proved reserves becoming uneconomic. For example, a decline in the market price of oil to an amount that is less than the cost of recovery of such oil in a particular location could make production commercially impracticable. The risk that a decline in price could have that effect is magnified in the case of reserves requiring sophisticated or expensive production enhancement technology and equipment, such as some types of heavy oil. Each of these factors, by having an impact on the cost of recovery and the rate of production, will also affect the present value of future net cash flows from estimated reserves.

In addition, the 10% discount factor, which is required by the Securities and Exchange Commission to be used to calculate discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor based on interests rates in effect from time to time and risks associated with us or the oil and gas industry in general.

OUR ABILITY TO PRODUCE SUFFICIENT QUANTITIES OF OIL AND GAS FROM OUR PROPERTIES MAY BE ADVERSELY AFFECTED BY A NUMBER OF FACTORS OUTSIDE OF OUR CONTROL.

The business of exploring for and producing gas involves a substantial risk of investment loss. Drilling wells involves the risk that the wells may be unproductive or that, although productive, that the wells may not produce oil in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic due to pressure depletion, water encroachment, mechanical difficulties, etc, which impair or prevent the production of oil and gas from the well.

There can be no assurance that oil and gas will be produced from the properties in which we have interests. In addition, the marketability of any oil and gas that we acquire or discover may be influenced by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. We cannot predict how these factors may affect our business.

In addition, the success of our business is dependent upon the efforts of various third parties that we do not control. We rely upon various companies to assist us in identifying desirable oil prospects to acquire and to provide us with technical assistance and services. We also rely upon the services of geologists, geophysicists, chemists, engineers and other scientists to explore and analyze oil prospects to determine a method in which the oil prospects may be developed in a cost-effective manner. In addition, we rely upon the owners and operators of oil drilling equipment to drill and develop our prospects to production. Although we have developed relationships with a number of third-party service providers, we cannot assure that we will be able to continue to rely on such persons. If any of these relationships with third-party service providers are terminated or are unavailable on commercially acceptable terms, we may not be able to execute our business plan.

ABORIGINAL PEOPLES MAY MAKE CLAIMS REGARDING THE LANDS ON WHICH OUR OPERATIONS ARE CONDUCTED.

Aboriginal peoples have claimed aboriginal title and rights to a substantial portion of western Canada. If any aboriginal peoples file a claim claiming aboriginal title or rights to the lands on which any of our properties are located, and if any such claim is successful, it could have a material adverse effect on our operations.

The Energy Utilities Board (EUB) that governs our operations in Alberta, Canada have implemented a new directive (Directive 056) that the Alberta Government issued its First Nations Consultation Policy on Land Management and Resource Development on May 16, 2005. The EUB expects that all industry applicants must adhere to this policy and the consultation guidelines. These requirements and expectations apply to the licensing of all new energy developments and all modifications to existing energy developments, as covered in Directive 056. In the policy, the Alberta Government has developed consultation guidelines to address specific questions about how consultation for land management and resource development should occur in relation to specific activities. Prior to filing an application, the applicant must address all questions, objections, and concerns regarding the proposed development and attempt to resolve them. This includes concerns and objections raised by members of the public, industry, government representatives, First Nations, Métis, and other interested parties. If there are no outstanding concerns/objections and a confirmation of non-objection has been obtained if required. This process can cause significant delays in obtaining a drilling permit for exploration and/or a production well license for both oil and gas.

IF WE ARE UNABLE TO ACCESS OUR PROPERTIES OR CONDUCT OUR OPERATIONS DUE TO SURFACE CONDITIONS, OUR BUSINESS WILL BE ADVERSELY AFFECTED.

Our exploitation and development of oil and gas reserves depends upon access to the areas where our operations are to be conducted. We conduct a portion of our operations in regions where we are only able to do so on a seasonal basis. Unless the surface is sufficiently frozen, we are unable to access our properties, drill or otherwise conduct our operations as planned. In addition, if the surface thaws earlier than expected, we must cease our operations for the season earlier than planned. Our operations are affected by road bans imposed from time to time during the break-up and thaw period in the spring. Road bans are also imposed due to snow, mud and rock slides and periods of high water, which can restrict access to our well sites and production facility sites. Our inability to access our properties or to conduct our operations as planned will result in a shutdown or slow down of our operations, which will adversely affect our business.

ESSENTIAL EQUIPMENT MIGHT NOT BE AVAILABLE.

Oil and gas exploitation and development activities depend upon the availability of drilling and related equipment in the particular areas where those activities will be conducted. Demand for that equipment or access restrictions may affect the availability of that equipment to us and delay our exploitation and development activities.

PIPELINE CAPACITY MAY BE INADEQUATE.

There may be periods of time when pipeline capacity is inadequate to meet our gas transportation needs. It is often the case that as new development comes on line, pipelines are close to or at capacity. During periods when pipeline capacity is inadequate, we may be forced to reduce production or incur additional expense as existing production is compressed to fit into existing pipelines.

OUR RELIANCE ON THIRD PARTIES FOR GATHERING AND DISTRIBUTION COULD CURTAIL FUTURE EXPLORATION AND PRODUCTION ACTIVITIES.

The marketability of our production will depend on the proximity of our reserves to and the capacity of, third party facilities and services, including oil and natural gas gathering systems, pipelines, trucking or terminal facilities, and processing facilities. The unavailability or insufficient capacity of these facilities and services could force us to shut-in producing wells, delay the commencement of production, or discontinue development plans for some of our properties, which would adversely affect our financial condition and performance.

WE MAY NOT HAVE GOOD AND MARKETABLE TITLE TO OUR PROPERTIES.

It is customary in the oil and gas industry that upon acquiring an interest in a non-producing property, only a preliminary title investigation be done at that time and that a drilling title opinion be done prior to the initiation of drilling, neither of which can substitute for a complete title investigation. We have followed this custom and intend to continue to follow this custom in the future. Furthermore, title insurance is not available for mineral leases, and we will not obtain title insurance or other guaranty or warranty of good title. If the title to our prospects should prove to be defective, we could lose the costs that we have incurred in their acquisition, or incur substantial costs for curative title work.

COMPLYING WITH ENVIRONMENTAL AND OTHER GOVERNMENT REGULATIONS COULD BE COSTLY AND COULD NEGATIVELY IMPACT OUR PRODUCTION.

Our business is governed by numerous laws and regulations at various levels of government. These laws and regulations govern the operation and maintenance of our facilities, the discharge of materials into the environment and other environmental protection issues. The laws and regulations may, among other potential consequences, require that we acquire permits before commencing drilling, restrict the substances that can be released into the environment with drilling and production activities, limit or prohibit drilling activities on protected areas such as wetlands or wilderness areas, require that reclamation measures be taken to prevent pollution from former operations, require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells and remediating contaminated soil and groundwater, and require remedial measures to be taken with respect to property designated as a contaminated site.

Under these laws and regulations, we could be liable for personal injury, clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. We maintain limited insurance coverage for sudden and accidental environmental damages as well as environmental damage that occurs over time. However, we do not believe that insurance coverage for the full potential liability of environmental damages is available at a reasonable cost. Accordingly, we could be liable, or could be required to cease production on properties, if environmental damage occurs.

The costs of complying with environmental laws and regulations in the future may harm our business. Furthermore, future changes in environmental laws and regulations could occur that result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations.

OUR COMPLIANCE WITH THE SARBANES-OXLEY ACT AND SEC RULES CONCERNING INTERNAL CONTROLS MAY BE TIME CONSUMING, DIFFICULT AND COSTLY FOR US.

It may be time consuming, difficult and costly for us to develop and implement provisions of the Sarbanes-Oxley Act applicable to us, including the internal controls and reporting procedures required to be implemented for the first fiscal year ending on or after July 15, 2007. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls and other requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly-traded companies to obtain.

THE LOSS OF KEY EMPLOYEES WOULD MATERIALLY ADVERSELY AFFECT OUR ABILITY TO OPERATE OUR BUSINESS AND IMPLEMENT OUR BUSINESS PLAN.

Our business operations are managed by three key employees, Fred Kelly, our Chief Executive Officer, David Perez, our Chief Operating Officer, and E. Jamie Schloss, our Chief Financial Officer. The loss of the services of such employees could seriously impair our business operations. We do not have key man life insurance on any of our executives.

RISKS RELATED TO OUR INDUSTRY

THE SUCCESSFUL IMPLEMENTATION OF OUR BUSINESS PLAN IS SUBJECT TO RISKS INHERENT IN THE OIL AND GAS BUSINESS.

Our oil and gas operations are subject to the economic risks typically associated with exploration, development and production activities, including the necessity of significant expenditures to locate and acquire properties and to drill exploratory wells. In addition, the cost and timing of drilling, completing and operating wells is often uncertain. In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration, development and production activities to be unsuccessful. This could result in a total loss of our investment in a particular property. If exploration efforts are unsuccessful in establishing proved reserves and exploration activities cease, the amounts accumulated as unproved costs will be charged against earnings as impairments.

THE OIL AND GAS INDUSTRY IS HIGHLY COMPETITIVE.

The oil and gas industry is highly competitive. We compete with oil and gas companies and other individual producers and operators, many of which have longer operating histories and substantially greater financial and other resources than we do, as well as companies in other industries supplying energy, fuel and other needs to consumers. Many of these companies not only explore for and produce crude oil and gas, but also carry on refining operations and market petroleum and other products on a worldwide basis. Our larger competitors, by reason of their size and relative financial strength, can more easily access capital markets than we can and may enjoy a competitive advantage in the recruitment of qualified personnel. They may be able to absorb the burden of any changes in laws and regulation in the jurisdictions in which we do business and handle longer periods of reduced prices of gas and oil more easily than we can. Our competitors may be able to pay more for productive oil and gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than we can. Our ability to acquire additional properties in the future will depend upon our ability to conduct efficient operations, evaluate and select suitable properties, implement advanced technologies and consummate transactions in a highly competitive environment.

OIL AND GAS OPERATIONS INVOLVE VARIOUS RISKS.

The oil and gas business involves operating hazards such as well blowouts, craterings, explosions, uncontrollable flows of crude oil, natural gas or well fluids, fires, formations with abnormal pressures, pipeline ruptures or spills, pollution, releases of toxic gas and other environmental hazards and risks. Personal injuries, damage to property and equipment, reservoir damage, or loss of reserves may occur if such a catastrophe occurs, any one of which could cause us to experience substantial losses. In addition, we may be liable for environmental damage caused by previous owners of properties purchased or leased by us.

MARKET FLUCTUATIONS IN THE PRICES OF OIL AND GAS COULD ADVERSELY AFFECT OUR BUSINESS.

Prices for oil and gas tend to fluctuate significantly in response to factors beyond our control. These factors include, but are not limited to, the continued threat of war in the Middle East and actions of the Organization of Petroleum Exporting Countries and its maintenance of production constraints, the U.S. economic environment, weather conditions, the availability of alternate fuel sources, transportation interruption, the impact of drilling levels on crude oil and gas supply, and the environmental and access issues that could limit future drilling activities for the industry.

Changes in commodity prices may significantly affect our capital resources, liquidity and expected operating results. Price changes directly affect revenues and can indirectly impact expected production by changing the amount of funds available to reinvest in exploration and development activities. Reductions in oil and gas prices not only reduce revenues and profits, but could also reduce the quantities of reserves that are commercially recoverable. Significant declines in prices could result in non-cash charges to earnings due to impairment.

Changes in commodity prices may also significantly affect our ability to estimate the value of producing properties for acquisition and divestiture and often cause disruption in the market for oil and gas producing properties, as buyers and sellers have difficulty agreeing on the value of the properties. Price volatility also makes it difficult to budget for and project the return on acquisitions and development and exploitation of projects. We expect that commodity prices will continue to fluctuate significantly in the future.

RISKS RELATED TO OUR STOCK

INSIDERS HAVE SUBSTANTIAL CONTROL OVER US, AND THEY COULD DELAY OR PREVENT A CHANGE IN OUR CORPORATE CONTROL EVEN IF OUR OTHER STOCKHOLDERS WANTED IT TO OCCUR.

Our executive officers, directors, and principal stockholders who hold 5% or more of the outstanding common stock and their affiliates beneficially owned as of December 30, 2005, in the aggregate, approximately 57% of our outstanding common stock. These stockholders will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

FUTURE SALES OF OUR COMMON STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE.

Our stock price may decline by future sales of our shares or the perception that such sales may occur. If we issue additional shares of common stock in private financings under an exemption from the registration laws, then those shares will constitute “restricted shares” as defined in Rule 144 under the Securities Act. The restricted shares may only be sold if they are registered under the Securities Act, or sold under Rule 144, or another exemption from registration under the Securities Act.

Some of our outstanding restricted shares of common stock are either eligible for sale pursuant to Rule 144 or have been registered under the Securities Act for resale by the holders. We are unable to estimate the amount, timing, or nature of future sales of outstanding common stock. Sales of substantial amounts of our common stock in the public market may cause the stock’s market price to decline. See “Description of Securities.”

OUR STOCK PRICE CAN BE EXTREMELY VOLATILE.

Our common stock is traded dually on the OTC Bulletin Board and the Pink Sheets. There can be no assurance that an active public market will continue for the common stock, or that the market price for the common stock will not decline below its current price. Such price may be influenced by many factors, including, but not limited to, investor perception of us and our industry and general economic and market conditions. The trading price of the common stock could be subject to wide fluctuations in response to announcements of our business developments or our competitors, quarterly variations in operating results, and other events or factors. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our common stock.

WE DO NOT EXPECT TO PAY DIVIDENDS.

We have not paid dividends since inception on our common stock, and we do not contemplate paying dividends in the foreseeable future on our common stock in order to use all of our earnings, if any, to finance expansion of our business plans.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD, WE COULD BE INVESTIGATED BY THE SEC OR WE COULD INCUR LIABILITY TO OUR SHAREHOLDERS

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. Failure to remain current in our reporting obligations might also subject us to SEC investigation or private rights of action by our shareholders.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•       that a broker or dealer approve a person’s account for transactions in penny stocks; and

•       the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•       obtain financial information and investment experience objectives of the person; and

•       make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•       sets forth the basis on which the broker or dealer made the suitability determination; and

•       that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS BECAUSE THEY ARE INHERENTLY UNCERTAIN

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis,” “Business,” and elsewhere in this prospectus contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as “indicates,” “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We caution you not to place undue reliance on these statements, which speak only as of the date of this prospectus. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results.

USE OF PROCEEDS

All of the net proceeds from the sale of the shares offered pursuant to this prospectus will go to the stockholders who offer and sell them. We will not receive any proceeds from the sale of shares by the selling stockholders. A portion of the shares offered pursuant to this prospectus are issuable upon the exercise of options and warrants. If these options and warrants are fully exercised by payment of the exercise price in cash, we will receive gross proceeds of approximately $3,578,000, which will be used for general corporate purposes, including working capital. The actual allocation of proceeds realized from the exercise of these options and warrants will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding options and warrants will be exercised.

PRICE RANGE OF COMMON STOCK

Our common is quoted dually on the OTC Bulletin Board and the Pink Sheets under the trading symbol “SRGG.” The following table sets forth the high and low bid prices for our common stock for the periods indicated, as reported by OTC Bulletin Board. Such quotations are taken from information provided by “Yahoo! Finance” and reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.

	Bid
	High	Low
Fiscal year ending December 31, 2005:
First Quarter	$4.05	$2.00
Second Quarter	$3.12	$1.00
Third Quarter	$1.85	$1.08
Fourth Quarter (through December 27, 2005)	$1.90	$1.22
Fiscal year ending December 31, 2004:
First Quarter	$1.35	$0.30
Second Quarter	$1.29	$0.40
Third Quarter	$1.01	$0.59
Fourth Quarter	$3.05	$0.70
Fiscal year ended December 31, 2003:
First Quarter	$0.35	$0.10
Second Quarter	$0.29	$0.12
Third Quarter	$0.58	$0.12
Fourth Quarter	$0.51	$0.21

As of December 30, 2005, there were 26,277,097 shares of our common stock outstanding owned by approximately 250 holders of record.

DIVIDEND POLICY

We have not paid dividends since inception on our common stock, and we do not contemplate paying dividends in the foreseeable future on our common stock in order to use all of our earnings, if any, to finance expansion of our business plans. Our amended certificate of incorporation prohibits the payment of cash dividends on our common stock in excess of $.05 per share per year so long as any preferred stock remains outstanding, unless all accrued and unpaid dividends on such preferred stock has been set apart and there are no arrearages on the redemption of any preferred stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion contains forward-looking statements that are subject to significant risks and uncertainties about us, our current and planned products, our current and proposed marketing and sales, and our projected results of operations. There are several important factors that could cause actual results to differ materially from historical results and percentages and results anticipated by the forward-looking statements. We have sought to identify the most significant risks to our business, but cannot predict whether or to what extent any of such risks may be realized, nor there be any assurance that we have identified all possible risks that might arise. Investors should carefully consider all of such risks before making an investment decision with respect to our stock. In particular, investors should refer to the section entitled, “Risk Factors”.

The following discussion and analysis should be read in conjunction with our financial statements and summary of selected financial data for Surge, especially our quarterly reports, as they have been filed with the SEC. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment from our Management.

Our consolidated financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

The following discussion should be read in conjunction with our Consolidated Financial Statements and Notes thereto, included elsewhere within this Report.

Critical Accounting Policies

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements, we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

•       Oil and gas properties

•       Revenue recognition

•       Stock-based compensation

Oil and gas properties

We follow the full cost accounting method to account for the costs incurred in the acquisition, exploration, exploitation, development and production of oil and gas reserves. All costs, including internal costs, directly related to acquisition, exploration, exploitation and development activities, are capitalized as oil and gas property costs. The capitalized costs of oil and gas properties, excluding unevaluated or unproven properties, are amortized using a unit-of-production method based on estimated proved recoverable oil and gas reserves. Amortization of unevaluated property costs begins when the properties become proved or their values become impaired. Impairment of unevaluated prospects is assessed based on management’s intention with regard to future exploration and development of individually significant properties and the ability of our Company to obtain funds to finance such exploration and development.

Under full cost accounting rules for each cost center, capitalized costs of evaluated oil and gas properties, including asset retirement costs, less accumulated amortization and related deferred income taxes, may not exceed an amount (the “cost ceiling”) equal to the sum of (a) the present value of future net cash flows from estimated production of proved oil and gas reserves, based on current economic and operating conditions, discounted at 10%, plus (b) the cost of properties not being amortized, plus (c) the lower of cost or estimated fair value of any unproved properties included in the costs being amortized, less (d) any income tax effects related to differences between the book and tax basis of the properties involved. If capitalized costs exceed this limit, the excess is charged to earnings.

Given the volatility of oil and gas prices, it is reasonably possible that the estimate of discounted future net cash flows from proved oil and gas reserves could change in the near term. If oil and gas prices decline in the future, even if only for a short period of time, it is possible that additional impairments of oil and gas properties could occur. In addition, it is reasonably possible that additional impairments could occur if costs are incurred in excess of any increases in the present value of future net cash flows from proved oil and gas reserves, or if properties are sold for proceeds less than the discounted present value of the related proved oil and gas reserves.

Revenue Recognition

For revenue from product sales, we recognize revenue in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION (“SAB104”), which superceded Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS (“SAB101”).

SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. We defer any revenue for which the product has not been delivered or is subject to refund until such time that we and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), MULTIPLE-DELIVERABLE REVENUE ARRANGEMENTS. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on our consolidated financial position and results of operations was not significant.

Stock-Based Compensation

In December 2002, the FASB issued SFAS No. 148—Accounting for Stock-Based Compensation—Transition and Disclosure. This statement amends SFAS No. 123—Accounting for Stock-Based Compensation, providing alternative methods of voluntarily transitioning to the fair market value based method of accounting for stock based employee compensation. FAS 148 also requires disclosure of the method used to account for stock-based employee compensation and the effect of the method in both the annual and interim financial statements. The provisions of this statement related to transition methods are effective for fiscal years ending after December 15, 2002, while provisions related to disclosure requirements are effective in financial reports for interim periods beginning after December 31, 2002.

We elected to continue to account for stock-based compensation plans using the intrinsic value-based method of accounting prescribed by APB No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. Under the provisions of APB No. 25, compensation expense is measured at the grant date for the difference between the fair value of the stock and the exercise price.

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), “Share-Based Payment” which is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation”. Statement 123R supersedes APB opinion No. 25, “Accounting for Stock Issued to Employees”, and amends FASB Statement No. 95, “Statement of Cash Flows”. Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. On April 14, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that we will have to comply with Statement 123R and use the Fair Value based method of accounting no later than the first quarter of 2006.

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED WITH THE THREE MONTHS ENDED SEPTEMBER 30, 2004:

For the three months ended September 30, 2005, the Company had a loss from operations of $1,508,766 which included $748,744 of employee compensation expense relating to employee stock options. Net of those costs, operating expenses were $760,022, compared with $57,719 of operating expenses during the three months period ended September 30, 2004. The increase was attributable to higher officers’ salaries and legal fees in conjunction with proposed financings. Interest expense for the quarter was $1,180,424, of which $1,162,008 was attributable to amortization and write off of debt discount of the Convertible Notes upon the conversion of the Convertible Notes during the quarter.

The net loss for the three month period ending September 30, 2005 was $2,689,190, an increase of $2,603,772 from the same period ended September 30, 2004, of which $784,744 was attributable to the costs of employee stock options and $1,162,008 amortization and write off of debt discount. The net loss per share in the quarter ended September 30, 2005 was $.11 compared with $.01 in the quarter ended September 30, 2004.

NINE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2005

As noted previously, we discontinued operations of our tobacco and related business effective December, 16, 2004 and the results of those previous revenues and expenses are no longer included in continuing operations. Our remaining operations now consist solely of our oil and gas exploration efforts.

We had no revenues in the nine months ended September 30, 2005 or 2004. Total operating expenses for the nine months ended September 30, 2005 compared to 2004 increased by $3,717,745 to $4,070,156 from $352,411 in the prior period. After interest costs of $1,698,593 comparable with $20,780 in the prior year’s nine month period, and a loss of $68,268 from discontinued operations incurred in 2004 with no comparable expense in 2005, the total loss for the nine month period was $5,768,749, an increase of $5,327,290 from the comparable period in 2004.

Included within the $3,717,745 increase in operating expenses compared to the nine months ended September 30, 2004 is $2,246,232 of vested stock options for the nine months ended September 30, 2005 related to employee compensation agreements. The remaining $1,471,513 was due to higher payroll expenses, legal fees, rent and other operating expenses in conjunction with the Deep Well Farmout agreement and related financing efforts and public reporting expenses.

Interest expense, net of interest income, for the nine months ended September 30, 2005 increased to $1,698,593 from $20,780. We issued convertible notes with attached warrants in March 2005 resulting in $1,651,684 in amortized debt discount related to the beneficial conversion feature and warrants attached to the convertible notes for the nine months ended September 30, 2005.

Loss from discontinued operations and for the nine months ended September 30, 2005 was zero compared to a loss of $68,268 in the same period of 2004. Preferred stock dividend requirements were zero for the nine months ended September 30, 2005 and $82,500 in the prior comparable period.

In connection with the Asset Purchase Agreement in December 16, 2004, all preferred stock outstanding were converted to our common stock, and the preferred stockholder had released us from all obligations for accumulated dividends thereon. Following the decision to discontinue the tobacco and related business in December 2004, there were no further expenditures, preferred stock dividends or losses relating to these previous activities.

The net loss for both continuing and discontinued operations increased to $5,768,749 from $411,459 for the nine months ended September 30, 2005 in the same period of 2004 as a result of the combination of the factors described above.

 FISCAL YEAR ENDED DECEMBER 31, 2004 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2003.

We had no revenues in the twelve months ended December 31, 2004 or 2003. Total operating expenses as well as loss from continuing operations for the twelve months ended December 31, 2004 compared to 2003 increased by $3.080 million to $3.729 million from $649,281 in the prior period.

Included within the $3.080 million increase compared to the twelve months ended December 31, 2003 is $2.168 million of vested stock options and $30,248 in expensed anti-dilution shares related to employee compensation agreements for the year ended December 31, 2004. We also charged to operations $778,500 of mineral exploration expenses related to the Santa Rosa property for the year ended December 31, 2004. The remaining $124,000 was due to higher payroll, fund raising and related legal expenses.

Interest expense, net for the twelve months ended December 31, 2004 decreased to $21,004 from $48,108. We converted all continuing operations outstanding debt to common stock to lower interest expense compared to the same period of 2003.

Loss from discontinued operations for the twelve months ended December 31, 2004 declined to a loss of $71,298 from a loss of $165,266 in the same period of 2003. Following the decision to discontinue the tobacco and related business in January 2003, we significantly reduced expenditures. For the period ended December 31, 2004, in completing the sale of the tobacco and related business, we realized a one time $773,422 gain on disposal due largely to debt forgiveness by the previous Chief Executive Officer.

Total loss for both continuing and discontinued operations increased by $2,232,649 to $3,047,196 for the twelve months ended December 31, 2004 from $814,547 in the same period of 2003 as a combination of the factors described above.

LIQUIDITY AND CAPITAL RESOURCES

CURRENT POSITION

As of September 30, 2005, we had a deficiency in working capital of ($2,454,665). For the nine months ended September 30, 2005, we had a net cash flow deficit from operating activities of ($2,176,434), consisting primarily of year to date losses of ($5,768,749), $2,246,232 of deferred compensation related to employee stock options, $1,651,684 in amortized debt discount, and approximately $2.2 million in other asset increases relating to the costs incurred in the Deep Well Oil & Gas, Inc. Farmout Agreement discussed below, as well as $25,000 increases in remaining net current assets and an increase in accounts payable of $447,000. Offsetting the ($2,176,434) in net cash used in operating activities, was $1,710,000 in proceeds from convertible notes payable, $25,000 in exercised option proceeds, and $300,000 of net proceeds from sale of common stock. We also incurred $8,970 in net capital expenditures. The ending cash position at September 30, 2005 was $9,531, a decrease of $150,404 from December 31, 2004.

Following the closing of the C$8,550,000 Signet financing of 7% convertible debentures, we received approximately $794,000 as reimbursement for drilling costs, legal fees and expenses. On December 21, 2005 Signet placed C$336,000 (approximately $282,000) into an escrow account for our benefit to be reimbursed for direct drilling costs of the first well at Sawn Lake. The terms for release of funds are upon receipt of written confirmation from Surge’s U.S. legal counsel that they have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 for the resale of Surge U.S. common stock received by subscribers of the 7% secured convertible debentures issued on November 15, 2005.

FUTURE OPERATIONS:

We reached a settlement to the litigation to the farmout agreement entered into on February 25, 2005 with Deep Well & Northern Alberta Oil Ltd. Signet will drill up to 10 wells on the farmout lands in order to earn up to 50% of Deep Well’s 80% position in the farmout lands. On November 15, 2005 the parties mutually agreed to amend the farmout agreement. The amendments include an extension of the earning period until February 25, 2008, an extension until September 25, 2006 to drill the option well (the second of 10 wells), payment by Signet of U.S. $1,000,000 to Deep Well on November 15, 2005 in full and complete payment of the U.S. $2,000,000 prospect fee owing under the farmout agreement. Signet issued 7,550,000 of its restricted common shares to Deep Well in full and complete satisfaction of the obligation of Surge U.S. to issue its shares to the Deep Well.  Surge U.S. will have a proxy on Deep Well’s shares of Signet until February 25, 2007.

In addition to amending the farmout agreement, Deep Well and Surge U.S. have mutually  withdrawn their respective legal actions against the other in respect of the farmout agreement. Following the closing of the C$8,550,000 Signet financing of 7% convertible debentures, but prior to the subsequent financing on December 20, 2005, our ownership of Signet was equal to approximately 47.3% and is entitled to vote an additional 31.4 percent (for a total of 78.75%) of the outstanding common shares of Signet, both percentages are prior to conversion of the debentures issued in the November 15, 2005 offering.

By adjusting its operations and development to the level of capitalization, management believes it has sufficient capital resources to meet projected cash flow deficits. However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition. Our subsidiary Signet Energy Inc. concluded a Convertible Debt financing in Canada for C$8,550,000 in total on November 14, 2005, which amount will be used to reduce outstanding trade payables and other accrued liabilities. Our agreement with Deep Well provides that Deep Well will receive shares in Signet initially, which shares could be convertible into Surge (USA) common shares at the holders options in the event that Signet does not initiate a public offering on a Canadian listed exchange (either the TSE or TSX) by November 14, 2006.

OTHER ASSETS

In June 2004, we entered into an “Assignment of Oil and Gas Leases” (“Assignment”) with Castle Rock Resources, Inc. (“Assignor”), an entity controlled by E. Jamie Schloss, our Chief Financial Officer and Director. Pursuant to the Assignment, the Assignor sold, conveyed and delivered to us all right, title, and interest in a 50% working interest ownership, and 37.5% net revenue interest in the oil and gas leases, in exchange for cash consideration paid by us in the amount of $25,000. Assignor shall have the right to recoup the first $400,000 from income derived from the gas well. As of December 31, 2004, no drilling on a new well has commenced yet and no revenues or expenses generated from the lease. The fair value of our investment in Oil and Gas Leases was $25,000 as of December 31, 2004. In view of the delays in drilling in this well, we wrote off its capitalized costs of $25,000 during the quarter ended September 30, 2005.

INFLATION

In the opinion of management, inflation will not have an impact on our financial condition and results of its operations.

OFF-BALANCE SHEET ARRANGEMENTS

We do not maintain off-balance sheet arrangements nor do we participate in non-exchange traded contracts requiring fair value accounting treatment.

RECENT ACCOUNTING PRONOUNCEMENTS

In April 2003, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 149, Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities. SFAS 149 amends SFAS No. 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 did not have a material impact on our results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on our results of operations or financial position.

In December 2003, the FASB issued a revision of SFAS No. 132, “Employers’ Disclosures About Pensions And Other Postretirement Benefits.” This pronouncement, SFAS No. 132-R, expands employers’ disclosures about pension plans and other post-retirement benefits, but does not change the measurement or recognition of such plans required by SFAS No. 87, No. 88, and No. 106. SFAS No. 132-R retains the existing disclosure requirements of SFAS No. 132, and requires certain additional disclosures about defined benefit post-retirement plans. Except as described in the following sentence, SFAS No. 132-R is effective for foreign plans for fiscal years ending after June 15, 2004; after the effective date, restatement for some of the new disclosures is required for earlier annual periods. Some of the interim-period disclosures mandated by SFAS No. 132-R (such as the components of net periodic benefit cost, and certain key assumptions) are effective for foreign plans for quarters beginning after December 15, 2003; other interim-period disclosures will not be required for us until the first quarter of 2005. Since we do not have any defined benefit post-retirement plans, the adoption of this pronouncement did not have any impact on our results of operations or financial condition.

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs—an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “... under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges...” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on us. In December 2004, the FASB issued SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions—an amendment of FASB Statements No. 66 and 67” (“SFAS 152) The Amendments made by Statement 152. This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. We do not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows. On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”).

SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, we will implement the revised standard in the third quarter of fiscal year 2005. Currently, we account for our share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact our results of operations in the third quarter of fiscal year 2005 and thereafter. On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (“ SFAS 153”). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. We do not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

ABOUT THE OFFERING

We are registering for resale the common stock previously issued and the underlying shares of common stock issuable upon the exercise of warrants or options and the conversion of convertible notes/debentures issued in connection with the transactions described in “Recent Developments.” We are also registering certain shares of our common stock previously issued and shares of our common stock issuable upon the exercise of certain options previously issued.  The selling stockholders and the specific number of shares that they may resell through this prospectus are described in “Selling Stockholders.”

SELLING STOCKHOLDERS

The table below lists the selling stockholders and whether the shares being registered for resale are for shares of our common stock (i) previously issued, (ii) issuable upon the exercise of options, (iii) issuable upon the exercise of warrants, or (iv) issuable upon the conversion of convertible notes/debentures, assuming that all options and warrants were exercised and all convertible notes/debentures were converted as of December 30, 2005.  The selling stockholders may sell all, none or some of their shares of our common stock in this offering and may not exercise any of their options or warrants or convert any of the convertible notes/debentures. Other than as noted below, the selling stockholders have not had any material relationship with us within the past three years.

	Common Stock	Options	Warrants	Notes/Debentures		Totals
MGI Investors, Inc.(1)	—	—	—	6,840,000	(2)	6,840,000	(2)
Mark C. Fritz	1,575,000	—	787,500	—		2,362,500
Mark C. Fritz	100,000	—	50,000	—		150,000
Irving Plaksen	35,000	—	17,500	—		52,500
Irving Plaksen	50,000	—	25,000	—		75,000
Victor G. Mellul	100,000	—	50,000	—		150,000
Burton S. Gersh	50,000	—	25,000	—		75,000
Gary Vandergrift(3)	50,000	—	25,000	—		75,000
Chet Idziszek(3)	50,000	—	25,000	—		75,000
Pawnee Holding Corporation	200,000	—	400,000	—		600,000
Jack & Sandy Zemer TTEE UADTD 12-21-1993 by Zemer Family Trust	500,000	—	1,000,000	—		1,500,000
Benjamin Financial Limited Partnership	100,000	—	200,000	—		300,000
E. Jamie Schloss(3)	700,000	—	—	—		700,000
E. Jamie Schloss(3)	—	400,000	—	—		400,000
Totals	3,510,000	400,000	2,605,000	6,840,000		13,355,000

(1)   In connection with the Signet Energy, Inc.’s financing transactions on November 15, 2005 and November 30, 2005, Signet paid MGI Investors, Inc. a placement agency fee.  See “Recent Developments.”

(2)   On November 15, 2005 Signet Energy, Inc. issued 7% convertible debentures equal to CN$8,550,000, exchangeable for shares of our common stock.  Based on a fixed exchange rate of 40,000 shares of our common stock per C$50,000 in principal amount of the convertible debentures.

(3)   This individual is currently one of our directors and/or officer or has served as a director and/or officer within the last three years.

PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the over-the-counter bulletin or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use anyone or more of the following methods when selling shares:

•  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•  an exchange distribution in accordance with the rules of the applicable exchange;

•  privately negotiated transactions;

•  settlement of short sales;

•  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•  a combination of any such methods of sale;

•  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•  any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholder or any other person. We win make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

DESCRIPTION OF BUSINESS

Background

We are an oil and gas exploration and development company. Our primary objective is to identify, acquire and develop significant working interests in underdeveloped oil and gas projects. We are focused on projects located in Canada, Argentina and the United States. We were incorporated as The Havana Group, Inc. on November 25, 1997 under the laws of the state of Delaware. Our initial business was the sale of pipes and tobacco products. We completed our initial public offering on May 14, 1998 by filing a Form SB-2A with the Securities and Exchange Commission to register our common stock. In July 2002, we acquired 100% of the common stock of Bible Resources, Inc. in exchange for 10.9 million shares of our restricted common stock. Bible, at the time, was a newly formed Nevada corporation organized for the purpose of exploring, developing and/or investing in oil and gas resources on a worldwide basis. Bible Resources, Inc. no longer has any operations or assets. As of December 31, 2003, our pipe and tobacco inventory was liquidated and the tangible and intangible assets related to that business were sold off. On October 13, 2004, our name was changed from The Havana Group, Inc. to Surge Global Energy, Inc. and the symbol was changed to SRGG. In December of 2004, we completed the restructuring of our balance sheet and the cancellation of our outstanding Preferred A and Preferred B shares and indebtedness related to the discontinued tobacco and pipe business. In February 2005 we formed a subsidiary, Signet Energy, Inc., formerly known as Surge Global Energy (Canada) Ltd.

Sawn Lake Project, Alberta, Canada

Our subsidiary Signet Energy Inc., formerly known as Surge Global Energy (Canada) Ltd., located in Calgary, Alberta, Canada operating under a farmout agreement it entered on February 25, 2005 with Deep Well Oil & Gas Inc. and Northern Alberta Oil Ltd. is currently the operator of the Sawn Lake Oil Sands Development in Alberta, Canada. The Sawn Lake Oil Sands Development has been estimated by two respected third-party petroleum engineering firms to contain a total of 820 million to 1.2 billion barrels of oil resource in place of which Signet Energy has a right to obtain a 40% working interest under certain conditions. See “Future Operations”. The development consists of 69.5 contiguous sections covering 44,480 acres in the Sawn Lake area of Alberta, Canada.

On September 25, 2005, Surge announced that Signet has spudded its first well at Sawn Lake, Alberta Canada on September 25th at 10:45 A.M. which validates the Farmout Agreement with Deep Well Oil & Gas Inc. and Northern Alberta Oil, Ltd. On October 19, 2005, the Alberta Energy Utilities Board (AEUB) granted Surge Global Energy (Canada) Ltd., an amendment to the original Test Well License No. 0338653 at Sawn Lake, Alberta Canada to proceed with the drilling of a horizontal production well at Sawn Lake.

Santa Rosa Dome Project, Mendoza Province, Argentina

We also hold a 17.52% working interest in the Santa Rosa Dome project in the Mendoza province of Argentina. We along with our joint operating partners, Oromin Explorations Ltd. (“Oromin”) and Ottoman Energy Ltd. (“Ottoman”), anticipate the exploration work to include the drilling of up to three exploration wells to around 1,250 meters each. The Santa Rosa Project is a 7,694 square kilometer exploration block located in the eastern part of the prolific Cuyana Basin in Argentina’s Mendoza Province. The Cuyana Basin has already produced about 970 million barrels of oil from fields located in the western half of the basin. The eastern part of the basin is under-explored due to the presumed absence of structures capable of trapping significant hydrocarbons. The Santa Rosa concession, however, contains a domal structure of over 220 square kilometers that may lie on a likely hydrocarbon migration fairway. The dome has not been yet been tested by drilling. Seismic work carried out by Oromin indicates the likely presence of reservoir quality rocks over the structure with a regional seal covering the entire area. The exploration work comprises some further seismic modeling and the drilling of two or three wells on or near the crest of the dome. Oromin and Ottoman anticipate that the drilling program will take place towards the end of 2006, depending on the timing of the final award of the concession and on rig availability. Oromin currently owns 82.48% of the concession and Surge Global Energy Inc. holds a 17.52% working interest in the project.

On November 16, 2005 Ottoman Energy Ltd. agreed to acquire a 32.48% working interest in the Santa Rosa Project from Oromin Exploration Ltd., whereby Ottoman will spend USD$1,400,000 on exploration to fully earn their working interest in the project. Thereafter, Ottoman can acquire an additional 8.76% interest from Oromin to increase its interest to 41.24% (the equivalent of Oromin’s interest) by incurring a further expenditure of USD$897,381. Oromin and Ottoman expect the exploration work to include the drilling of up to three exploration wells to around 1,250 meters each. Oromin currently owns 82.48% of the concession and Surge Global Energy Inc. holds a 17.52% working interest in the project.

Castle Rock Resources

On July 23, 2003, we engaged Mr. E. Jamie Schloss as Special Consultant to the Board of Directors and entered into an agreement with Castle Rock Resources, Inc. The agreement entitles us to a first right of refusal to acquire all of Castle Rock’s domestic oil and gas drilling and exploration prospects until July 21, 2006.

In connection therewith, in July of 2004, Surge acquired a 50% interest in the Mirasol prospect in Ward County, Texas. As of September 30, 2005, the option had expired and no drilling on a new well had commenced. No revenues or expenses have been generated from this lease. In view of the delays in drilling this well, Surge wrote off its capitalized costs in the Mirasol Oil and Gas Leases during the quarter ended September 30, 2005.

Dynamo Energy

On October 13, 2004 we announced that we had entered into an agreement with Dynamo Energy Corporation of Calgary, Alberta to obtain a right of first refusal on all its prospects for a period of five years until October 12, 2009. This arrangement was never formalized by a signed agreement. On September 16, 2005 our Board determined that the proposed agreement had not been authorized by the Board and made an offer of settlement to Mr. Vandergrift which was not accepted. Mr. Vandergrift has since resigned from the Board.

Recent Developments

We and our Canadian subsidiary were named in a lawsuit in Alberta Canada filed by Deep Well Oil & Gas, Inc. and Northern Alberta Ltd alleging that we had not completed our obligations under the Farmout Agreement is a timely manner and that consequently our right to the petroleum and natural gas had expired. On November 14, 2005, a settlement of claims with Deep Well and Northern Alberta Oil Ltd. was reached, and as a result both lawsuits were withdrawn.

On March 17, 2005, we completed a private placement offering pursuant to note and warrant purchase agreements which resulted in gross proceeds to us equal to $1,710,000. In connection with the offering, we issued unsecured promissory notes which were convertible into shares of our common stock at $2.25 per share, subject to adjustment. Unless earlier converted at the election of the holders, the convertible notes accrued interest at 6% per annum, and were due and payable on the earlier of one year from the date of the note or 30 days after we completed a financing in excess of $5,000,000. In connection with the offering, we issued warrants to the holders of the convertible notes to purchase 855,000 shares of our common stock at $4.00 per share, subject to adjustment. The warrants were immediately exercisable and have a term of five years from the date of issuance. The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the actual agreements which are filed as exhibits to our Annual Report on Form 10-KSB filed with the SEC on May 21, 2003, and are incorporated by reference herein.

On August 19, 2005, we and the holders of the convertible notes and warrants issued in connection with the March 17, 2005 transaction described above agreed that, subject to the holders’ election to convert the outstanding balance of principal and interest of the notes into common stock, we would reduce the conversion price of the notes from $2.25 to $1.00 per share of our common stock and we would also reduce the exercise price of our common stock underlying the warrants from $4.00 to $1.60 per share. In connection with the conversion of all of the convertible notes and cancellation of the outstanding warrants from the March 17, 2005 transaction, we issued 1,710,000 shares of our common stock and issued warrants to purchase 855,000 shares of our common stock at $1.60 per share. In connection with the transactions we provided each holder with registrations rights and agreed to file an SB-2 registration statement within 45 days of the closing of the transactions. The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the actual letter agreements which are filed as exhibits hereto and are incorporated by reference herein.

On August 19, 2005, we completed a private placement offering pursuant to securities purchase agreements which resulted in gross proceeds to us equal to $300,000, which included an aggregate amount of $100,000 from two of our directors. In connection with the offering, we sold 300,000 shares our common stock at $1.00 per share and issued warrants to purchase 150,000 shares of our common stock at $1.60 per share, subject to adjustment. The warrants were immediately exercisable and have a term of three years from the date of issuance. In connection with the offering, we entered into a registration rights agreement with each of the investors which required us to file a registration statement with the Securities and Exchange Commission, or SEC, covering the resale of the shares of our common stock underlying the warrants within 45 days of the closing of the transactions and use our best efforts to cause the registration statement to be declared effective as promptly as practicable after the filing of the registration with the SEC, but no later than the 120th day following the closing of the transactions. All fees and expenses related to the registration are required to be paid by us. The registration rights agreements do not provide for liquidated damages in the event we do not satisfy our timing obligations with respect to the filing or effectiveness of the registration statement. The foregoing description of the transactions does not purport to be complete and is qualified in its entirety by reference to the actual agreements. The securities purchase agreement is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 24, 2005, and the form of warrant and registration rights agreement are filed as exhibits hereto, all of which are incorporated by reference herein.

On October 24, 2005, we completed a private placement offering pursuant to a securities purchase agreement which resulted in gross proceeds to us equal to $200,000. In connection with the offering, we sold 200,000 shares our common stock at $1.00 per share and issued warrants to purchase 400,000 shares of our common stock at $1.45 per share, subject to adjustment. The warrants were immediately exercisable and have a term of three years from the date of issuance. In connection with the offering, we entered into a registration rights agreement with the investor which required us to file a registration statement with the SEC covering the resale of the shares of our common stock underlying the warrants within 45 days of the closing of the transaction and use our best efforts to cause the registration statement to be declared effective as promptly as practicable after the filing of the registration with the SEC, but no later than the 120th day following the closing of the transaction. All fees and expenses related to the registration are required to be paid by us. The registration rights agreement does not provide for liquidated damages in the event we do not satisfy our timing obligations with respect to the filing or effectiveness of the registration statement. The foregoing description of the transactions does not purport to be complete and is qualified in its entirety by reference to the actual agreements which are filed as exhibits hereto and are incorporated by reference herein.

On November 15, 2005, Signet Energy, Inc., or Signet, our subsidiary previously known as Surge Global (Canada), Inc., completed a private placement offering of common shares and secured convertible debentures which resulted in gross proceeds to Signet equal to C$8,550,000 million. Signet issued 7% secured debentures pursuant to subscription agreements which restricts the ability of Signet to incur certain additional indebtedness without the consent of the holders of the convertible debentures. The convertible debentures were created and issued pursuant to, and the conversion thereof are governed by, the terms and conditions of a trust indenture between Signet and Valiant Trust Company, as trustee. The convertible debentures bear interest from the date of issuance at 7% per annum which is payable in cash on a quarterly basis and the principal amount of the convertible debentures is due and payable on November 15, 2007, unless earlier converted or exchanged at the option of the holder prior to 5:00 p.m. (Calgary time) on the November 14, 2007 into shares of (i) Signet common stock at C$1.00 per share, subject to certain anti-dilution protections or (ii) our common stock at $1.00 per share, subject to certain anti-dilution protections, based on a fixed exchange rate of 40,000 shares of our common stock per C$50,000 in principal amount of the convertible debentures. The convertible debentures are secured pursuant to the terms of the trust indenture and will rank equally in terms of priority with the C$5.708 million principal amount of secured convertible debentures subsequently issued by Signet on December 20, 2005 and will rank subordinate to any senior bank debt up to a maximum amount of $10,000,000 incurred by Signet from time to time. In the event there is a change of control of Signet (except for a going public transaction) at any time while the convertible debentures are outstanding, Signet is required to immediately offer to purchase any outstanding convertible debentures at a change of control premium equal to 115% or 120% of the principal amount, depending upon the date of the change of control, plus accrued but unpaid interest. MGI Securities acted as agent and advisor to Signet on the transactions pursuant to an agency agreement and, upon the closing of the transaction, Signet paid MGI Securities for its services a fee in cash equal to 8% of the gross proceeds received by Signet from the sale of the convertible debentures which totaled C$684,000. Pursuant to the agency agreement, upon the closing of the transaction, Signet also issued a warrant to MGI Securities to purchase Signet common shares equal to 8% of the principal amount of the convertible debentures which totaled 684,000 shares. The exercise price of the Signet common shares underlying the warrant is C$1.00 per share and the warrant is exercisable upon the earlier of (i) twelve months following a going public transaction (as defined in the trust indenture) or (ii) November 17, 2008. In connection with the offering, we entered into a registration rights agreement with each of the investors which requires us to file a registration statement with the SEC covering the resale of the shares of our common stock issuable upon conversion of the debentures within 45 days of the closing of the transaction and use our best efforts to cause the registration statement to be declared effective as promptly as practicable after the filing of the registration with the SEC, but no later than the 90th day following the closing of the transaction. We are required to keep the registration statement effective until all of the registrable securities covered by the registration statement have been sold or may be sold without volume restrictions. In the event we prepare and file a registration statement for our own account, other than in certain circumstances, and there is not an effective registration statement on file as required by the registration rights agreement, we are required to give each holder the opportunity to include any or all of the registrable securities each holder requests to be registered. All fees and expenses related to the registration are required to be paid by us. In connection with the closing of the issuance of the convertible debentures, Signet entered into a series of arrangements, including subscription agreements for the convertible debentures, the trust indenture and the agency agreement. The foregoing description of the transactions does not purport to be complete and is qualified in its entirety by reference to the actual agreements, which are filed as exhibits hereto and are incorporated by reference herein.

In connection with the Signet private placement offering of common shares and secured convertible debentures on November 15, 2005, we entered into a shareholders agreement and voting trust agreement to establish certain rights and obligations relating to the election of directors of Signet and the management and control of certain business affairs of Signet. Pursuant to such agreements, Northern Alberta Oil Ltd., or Northern, and Deep Well Oil & Gas (Alberta), Ltd., or Deep Well, granted us the right to exercise the voting rights attached to 7,550,000 common shares of Signet, including without limitation, the right to vote and sign any resolution with respect to any matter that properly comes before the shareholders of Signet. Such rights will terminate on February 25, 2007, unless earlier terminated by unanimous consent of the parties. The shareholders agreement provides that the board of directors of Signet will initially consist of three Directors which will be nominated as follows: one nominee of ours will be a director who will initially be David Perez, one nominee of Leigh Cassidy and Fred Kelly, and such two directors will from time to time determine the third independent director who will initially be Tony Loria of MGI Securities, Inc. The shareholders agreement provides, among other things, to proportionally share certain insurance costs, that we will support and facilitate the acquisition of the 69.5 sections that are the subject of the Farmout Agreement not currently owned by Signet, and that neither us nor Signet will issue a press release with the approval of the other party, except as required by applicable law or regulatory authorities. The shareholders agreement will terminate when we own less than 20% of the shares of capital stock of Signet, unless earlier terminated by unanimous consent of the parties.

On November 16, 2005, we completed a private placement offering pursuant to a securities purchase agreement which resulted in gross proceeds to us equal to $500,000. In connection with the offering, we agreed to reimburse the purchaser for up to $7,500 (up to 3% of the total subscription amount) in fees and expenses related to the preparation, execution and performance of the securities purchase agreement. In connection with the offering, we sold 500,000 shares our common stock at $1.00 per share and issued warrants to purchase 1,000,000 shares of our common stock at $1.00 per share, subject to adjustment. The warrants were immediately exercisable and have a term of three years from the date of issuance. In connection with the offering, we entered into a registration rights agreement with the investor which requires us to file a registration statement with the SEC covering the resale of the shares of our common stock purchased in the offering and the shares of our common stock underlying the warrants within 45 days of the closing of the transaction and use our best efforts to cause the registration statement to be declared effective as promptly as practicable after the filing of the registration with the SEC, but no later than the 180th day following the closing of the transaction. All fees and expenses related to the registration are required to be paid by us. In the event we do not satisfy our timing obligations with respect to the filing, effectiveness or maintenance of the registration statement, the exercise price of the warrants will be reduced by $0.005 for each day of a filing, effectiveness, or maintenance failure, but in no event will the exercise price be reduced below $0.50. The foregoing description of the transactions does not purport to be complete and is qualified in its entirety by reference to the actual agreements which are filed as exhibits hereto and are incorporated by reference herein.

On November 30, 2005, we completed a private placement offering pursuant to a securities purchase agreement which resulted in gross proceeds to us equal to $100,000. In connection with the offering, we sold 100,000 shares of our common stock at $1.00 per share and issued warrants to purchase 200,000 shares of our common stock at $1.45 per share, subject to adjustment. The warrants were immediately exercisable and have a term of five years from the date of issuance. In connection with the offering, we entered into a registration rights agreement with the investor which requires us to file a registration statement with the SEC covering the resale of the shares of our common stock purchased in the offering and the shares of our common stock underlying the warrants within 45 days of the closing of the transaction and use our best efforts to cause the registration statement to be declared effective as promptly as practicable after the filing of the registration with the SEC, but no later than the 180th day following the closing of the transaction. All fees and expenses related to the registration are required to be paid by us. In the event we do not satisfy our timing obligations with respect to the filing, effectiveness or maintenance of the registration statement, the exercise price of the warrants will be reduced by $0.005 for each day of a filing, effectiveness, or maintenance failure, but in no event will the exercise price be reduced below $0.50. The foregoing description of the transactions does not purport to be complete and is qualified in its entirety by reference to the actual agreements which are filed as exhibits hereto and are incorporated by reference herein.

On December 20, 2005, Signet completed a private placement offering of common shares and secured convertible debentures which resulted in gross proceeds to Signet equal to C$5.708 million. Signet issued 1.6 million common shares at a price of C$1.30 per share on a “flow-through” basis in compliance with 7% secured debentures convertible into 3.7 million common shares at C$1.00 per share, all pursuant to subscription agreements. The subscription agreements restrict the ability of Signet to incur certain additional indebtedness without the consent of the holders of the convertible debentures. The convertible debentures were created and issued pursuant to, and the conversion thereof are governed by, the terms and conditions of a trust indenture between Signet and Valiant Trust Company, as trustee. The convertible debentures bear interest from the date of issuance at 7% per annum which is payable in cash on a quarterly basis and the principal amount of the convertible debentures is due and payable on November 15, 2007, unless earlier converted at the option of the holder prior to 5:00 p.m. (Calgary time) on the November 14, 2007 into shares of Signet common stock at C$1.00 per share, subject to certain anti-dilution protections. The convertible debentures are secured pursuant to the terms of the trust indenture and will rank equally in terms of priority with the C$8.55 million principal amount of secured convertible debentures previously issued by Signet on November 15, 2005 and will rank subordinate to any senior bank debt up to a maximum amount of $10,000,000 incurred by Signet from time to time. In the event there is a change of control of Signet (except for a going public transaction) at any time while the convertible debentures are outstanding, Signet is required to immediately offer to purchase any outstanding convertible debentures at a change of control premium equal to 115% or 125% of the principal amount, depending upon the date of the change of control, plus accrued but unpaid interest. MGI Securities acted as agent and advisor to Signet on the transactions pursuant to an agency agreement and, upon the closing of the transaction, Signet paid MGI Securities for its services (i) a fee in cash equal to 8% of the gross proceeds received by Signet from the sale of the convertible debentures which totaled C$296,000 and (ii) a fee in cash equal to 5% of the gross proceeds received by Signet from the sale of the shares which totaled C$100,400. Pursuant to the agency agreement, upon the closing of the transaction, Signet issued a warrant to MGI Securities to purchase Signet common shares equal to 8% of the principal amount of the convertible debentures which totaled 296,000 shares. The exercise price of the Signet common shares underlying the warrant is C$1.00 per share and the warrant is exercisable upon the earlier of twelve months following a going public transaction (as defined in the indenture) and November 17, 2008. In connection with the closing of the sale of the shares and the issuance of the convertible debentures, Signet entered into a series of arrangements, including subscription agreements for the shares and the convertible debentures, the trust indenture and the agency agreement. The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the actual agreements, which are filed as exhibits to the Current Report on Form 8-K filed with the SEC on December 28, 2005, and are incorporated herein by reference.

Our previously disclosed expression of intent to enter an agreement with Dynamo Energy Corporation (“Dynamo”) to obtain a right of first refusal on Dynamo’s prospects was never formalized by a signed agreement. On September 16, 2005 our Board determined that the proposed agreement with Dynamo had not been authorized by the Board and made an offer of settlement to Mr. Vandergrift which was not accepted. Mr. Vandergrift has since resigned as a member of our Board of Directors.

Properties

Our principal executive offices are located at 122220 El Camino Real, Suite 410 San Diego, California 92130. We have subleased an office and administration space on a month to month basis for $1,800 per month.

Our oil properties consist primarily of oil wells and a working interest in leasehold acreage, both developed and undeveloped. The following table summarizes our gross and net developed and undeveloped oil and natural gas acreage under lease or option as September 30, 2005.

	GROSS	NET
Developed Acreage
None	n/a	n/a
Total	n/a	n/a
Undeveloped Acreage
Sawn Lake, Canada	44,480	17,792
Total	44,480	17,792

A developed acre is considered to mean those acres spaced or assignable to productive wells, a gross acre is an acre in which a working interest is owned, and a net acre is the result that is obtained when fractional ownership working interest is multiplied by gross acres. The number of net acres is the sum of the fractional working interests owned in gross acres expressed as whole numbers and fractions thereof.

Undeveloped acreage is considered to be those lease acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil or natural gas, regardless of whether or not that acreage contains proved reserves, but does not include undrilled acreage held by production under the terms of a lease. As is customary in the oil and gas industry, we can generally retain our interest in undeveloped acreage by drilling activity that establishes commercial production sufficient to maintain the leases or by paying delay rentals during the remaining primary term of such a lease. The oil and natural gas leases in which we have an interest are for varying primary terms, and if production continues from our developed lease acreage beyond the primary term, we are entitled to hold the lease for as long as oil or natural gas is produced.

Research and Development

None.

Sales and Marketing

As we remain in the development stage, we have not yet generated any revenues, nor do we have any customers at this time. The principal target customers for our crude oil production are expected to be refiners, remarketers and other companies, some of which are expected to have pipeline facilities near the producing properties we acquire. In the event pipeline facilities are not conveniently available, we intend to truck oil and gas to storage, refining or pipeline facilities.

We intend to sell our oil production under both short-term (less than one year) and long-term (one year or more) agreements at prices negotiated with third parties. Under both short-term and long-term contracts, typically either the entire contract (in the case of short-term contracts) or the price provisions of the contract (in the case of long-term contracts) are renegotiated from intervals ranging in frequency from daily to annual.

We have not yet adopted any specific sales and marketing plans. However, as production levels increase, the need to hire sales and marketing personnel will be addressed.

Competition

The oil and gas business is highly competitive. We will compete with private, public and state-owned companies in all facets of the oil business, including suppliers of energy and fuel to industrial, commercial and individual customers. Numerous independent oil and gas companies, oil and gas syndicates and major oil and gas companies actively seek out and bid for oil and gas prospects and properties as well as for the services of third-party providers, such as drilling companies, upon which we rely. Many of these companies not only explore for, produce and market oil and natural gas, but also carry out refining operations and market the resultant products on a worldwide basis. A substantial number of our competitors have longer operating histories and substantially greater financial and personnel resources than we do.

Competitive conditions may be substantially affected by various forms of energy legislation and/or regulation considered from time to time by the government of the United States and other countries, as well as factors that we cannot control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources.

Government and Environmental Regulation

Domestic development, production and sale of oil are extensively regulated at both the federal and state levels. Legislation affecting the oil and gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden. Also, numerous departments and agencies, both federal and state, have issued rules and regulations binding on the oil and gas industry and its individual members, compliance with which is often difficult and costly and some of which carry substantial penalties for failure to comply. State statutes and regulations require permits for drilling operations, drilling bonds and reports concerning wells. The state of Texas, where we intend to conduct operations, also has statutes and regulations governing conservation matters, including the unitization or pooling of oil and gas properties and establishment of maximum rates of production from oil and gas wells.

Our operations will be subject to extensive and developing federal, state and local laws and regulations relating to environmental, health and safety matters; petroleum; chemical products and materials; and waste management. Permits, registrations or other authorizations are required for the operation of certain of our facilities and for our oil and gas exploration and production activities. These permits, registrations or authorizations are subject to revocation, modification and renewal. Governmental authorities have the power to enforce compliance with these regulatory requirements, the provisions of required permits, registrations or other authorizations, and lease conditions, and violators are subject to civil and criminal penalties, including fines, injunctions or both. Failure to obtain or maintain a required permit may also result in the imposition of civil and criminal penalties. Third parties may have the right to sue to enforce compliance.

Some risk of costs and liabilities related to environmental, health and safety matters is inherent in our operations, as it is with other companies engaged in similar businesses, and there can be no assurance that material costs or liabilities will not be incurred. In addition, it is possible that future developments, such as stricter requirements of environmental or health and safety laws and regulations affecting our business or more stringent interpretations of, or enforcement policies with respect to, such laws and regulations, could adversely affect us. To meet changing permitting and operational standards, we may be required, over time, to make site or operational modifications at our facilities, some of which might be significant and could involve substantial expenditures. There can be no assurance that material costs or liabilities will not arise from these or additional environmental matters that may be discovered or otherwise may arise from future requirements of law.

Number of Total Employees and Number of Full-time Employees

As we remain in the development stage, our staffing remains limited. At December 28, 2005, we had four(4) full-time employees, all of whom are administrative and executive personnel. There is no collective bargaining agreement in place.

LEGAL PROCEEDINGS

We were previously joined in a lawsuit concerning a divorce petition of our former Chief Executive Officer, William Miller. A court order completely releasing us from liability was filed on December 5, 2005.

We and our Canadian subsidiary were named in a lawsuit in Alberta Canada filed by Deep Well Oil & Gas, Inc. and Northern Alberta Ltd. On November 14, 2005, a settlement of claims with Deep Well and Northern Alberta Oil Ltd. was reached, and as a result both lawsuits were withdrawn.

We are not currently a party to any material legal proceedings. From time to time, we receive claims of and become subject to commercial litigation related to the conduct of our business. Such litigation could be costly and time consuming and could divert our management and key personnel from our business operations. The uncertainty of litigation increases these risks. In connection with such litigation, we may be subject to significant damages or equitable remedies relating to the operation of our business. Any such litigation may materially harm our business, results of operations and financial condition.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information regarding our executive officers and directors as of December 28, 2005:

Name	Age	Position	Date first elected or appointed
Fred W. Kelly	68	Chief Executive Officer and Director	November 26, 2004
David Perez	42	Chief Operating Officer, Chairman of the Board & Director	November 20, 2004
E. Jamie Schloss	62	Chief Financial Officer and Director	October 8, 2004
Frederick C. Berndt	31	Director	September 23, 2002
Chet Idziszek	58	Director	August 5, 2002

Our directors are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are appointed. Mr. Manning resigned from our Board in February 2005 and Mr. Vandergrift resigned in September 2005.

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director and executive officer, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

MR. FRED KELLY (BSC), CHIEF EXECUTIVE OFFICER AND DIRECTOR

Mr. Kelly has 45 years of experience in the oil and gas business. From 1959 to 1965, he was a production and drilling engineer for Richfield Oil Corporation, and after its merger with Atlantic Refining Company in 1966, a drilling engineer for Atlantic Richfield Oil Corporation (ARCO). From 1966 to 1967, he performed sales and log interpretation for the then newly-introduced open-hole logging services of Perforating Guns of Canada. From 1967 to 1970, he served as a senior engineer in drilling operations and in gas supply for Esso Libya. From 1970 to 1983, he held various positions with Samedan Oil of Canada, including Division Manager for the Canadian division. In 1983, he transferred to Samedan Oil Corporation’s Oklahoma office, where he became Vice President of Operations. In such position, he oversaw North American onshore and Gulf of Mexico offshore, and non-operated properties in North Africa, Indonesia, Southeast Asia and Equatorial Guinea in Africa. From 1990 to 2002, Mr. Kelly was Vice President of Operations for NAL Resources, where he was actively engaged in the acquisition and exploitation of oil and gas properties in Alberta, Saskatchewan, and Lake Erie in Ontario. Since his retirement from NAL Resources in 2002, he has been an independent oil and gas consultant. Mr. Kelly also serves on the Board of Directors and Audit Committee of Solara Exploration Ltd., a Canadian company engaged in oil and gas exploration in Western Canada. In November 2005, Solara commenced a public offering of its shares in Canada. Mr. Kelly is also the Chief Operating Officer of Signet Energy, Inc.

MR. DAVID PEREZ, CHIEF OPERATING OFFICER AND CHAIRMAN OF THE BOARD

Mr. Perez has over 23 years of entrepreneurial and executive management experience. In 1986, Mr. Perez as the President and cofounder of Cellular Solutions Ltd., a wireless software development company. In 1990, Cellular Solutions Ltd. was sold to TeleSciences Inc., and Mr. Perez remained President of Cellular Solutions. From 1990 to 1992 Mr. Perez ran the TeleSciences wireless billing and operation support systems group. From 1992 to 1995, Mr. Perez provided consulting services for business development, customer acquisition and operational support systems for TeleSciences and other large telephone and cable TV operators. In 1994, Mr. Perez founded and became CEO of COM2001 Corporation, also known as Alexis Communications, Inc., a developer of unified communications software for Application Service Providers (ASPs) and small- to large-scale enterprises. He continued in various executive positions at COM2001/alexis communications until 2001. Since 2001, Mr. Perez has been providing business development and private equity consulting services to venture capital groups and investment banks. Since October 2003, Mr. Perez has also been providing consulting services to companies engaged in mining, oil and gas exploration. Mr. Perez is also the founder and President of the 2 Life 18 Foundation, Inc., a nonprofit public charity that assists the needy at times of natural disasters. Mr. Perez is also a member of the Board of Directors of Signet Energy, Inc.

MR. E. JAMIE SCHLOSS, CHIEF FINANCIAL OFFICER & DIRECTOR

Mr. Schloss is the founder, director and president of Castle Rock Resources, Inc. and Castle Rock Stud, Inc., and holds a Juris Doctor and was a Certified Public Accountant in California and New Jersey from 1966 — 1990. Mr. Schloss was also an executive and officer of several entertainment industry firms including MCA, Inc., Warner Bros. Television Distribution, Western-World Television, and Hal Roach Studios. Mr. Schloss was an investor in oil & gas drilling ventures for 10 years from 1980 to 1990 and the founder, President and CFO of Castle Rock Resources, Inc., an oil & gas exploration and drilling company. Castle Rock participated in the drilling of more than 25 wells in Texas, New Mexico, and Louisiana from 1990 to 1995 through joint venture partnerships. In June, 1995, Castle Rock and partners sold seven wells in the Townsend (Sublime) Field in south Texas to Weeks Exploration Company for $16,000,000 in total. Mr. Schloss was Controller and Treasurer of The Polly Bergen Company a public company from 1970 to 1972. Mr. Schloss was Controller of Hal Roach Studies, Inc., a public company from 1985 to 1986.

MR. FREDERICK C. BERNDT, DIRECTOR AND EXECUTIVE VICE PRESIDENT

Mr. Berndt, director, has an extensive background in banking, having studied Finance and Economics at Geneva College in Pennsylvania. Mr. Berndt began his career in Commercial Banking in 1995. In 1997, he became licensed as a Series 7 and 63, for Rise securities and became a partner/Vice President of Berndt & Associates Investment Management, a full service money management firm that was formed in the early 1970’s. In 1999, Mr. Berndt passed his Securities Principal’s license and became the principal and compliance officer for Rise Securities, Inc. In 2001, Mr. Berndt left Berndt & Associates to pursue a consulting career in investment banking. He consulted for EWRX Internet solutions, an anti-virus software company.

MR. CHET IDZISZEK (BSC MSC FGS), DIRECTOR

Mr. Idziszek, President and Chairman, Oromin Explorations, Inc., which holds the mineral rights to the Santa Rosa Dome Concession in Argentina. Mr. Idziszek is a geologist and business executive with extensive experience in the mining and precious metals businesses. During his distinguished career, Mr. Idziszek has also served as President of Prime Explorations Ltd., the exploration arm for the Prime Group of Companies, and as Vice President and Exploration Manager for New Jersey Zinc Exploration Co. (Canada) Ltd. In 1990, he received the “Mining Man of the Year” award in recognition of his vital role in the discovery and development of the Eskay Creek gold deposit in Canada, and in 1994 he received the prestigious “Prospector of the Year” award in recognition for the major role he played in the Eskay Creek project as well as for his leadership of Adrian Resources, Ltd. during the exploration and development of the Petaquilla copper-gold-silver-moly deposits in the Republic of Panama.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1.                any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.                any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.                being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.                being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation

The following table sets forth certain information with respect to the compensation of our Chief Executive Officer and each of our other most highly compensated executive officers who earned more than $100,000 for the fiscal years ended December 31, 2004, 2003 and 2002.

Summary Executive Compensation Table

							Long Term Compensation Awards
			Annual Compensation				Restricted		Securities
Name and Principal Position	Year		Salary		Bonus	Other Annual Compensation	Stock Awards		Underlying Options/SARs	All Other Compensation
Fred Kelly	2004		$10,142	(6)	$25,000	$—	700,000		—	—
Chief Executive	2003	(1)	$—		$—	$—	—		—	—
Officer & Director	2002	(1)	$—		$—	$—	—		—	—
David Perez	2004		$25,433	(6)	$—	$1,000	4,026,406		—	—
Chief Operating	2003	(2)	$—		$—	$—	—		—	—
Officer & Chairman	2002	(2)	$—		$—	$—	—		—	—
of the Board
E. Jamie Schloss(5)	2004		$—		$—	$—	400,000		—	—
Chief Financial	2003		$—		$—	$—	400,000		—	—
Officer & Director	2002		$—		$—	$—			—	—
Frederick C. Berndt	2004		$75,000	(7)	$—	$—	—		—	—
Vice President &	2003		$—		$—	$—	—		—	—
Director	2002		$—		$—	$—	—		—	—
William Miller	2004		$89,998		$—	$—	—		—	—
Former Chief Executive	2003		$—	(3)	$—	$—	—		—	—
Officer	2002		$—	(3)	$—	$2,400	—	(4)	—	—

(1)    Mr. Kelly was appointed in November 2004.

(2)    Mr. Perez was appointed in November 2004.

(3)    Accrued compensation was one component of the $250,000 settlement with Mr. Miller that we entered in connection with the disposition of our tobacco business, although his actual salary was not specifically delineated in the settlement.

(4)    Mr. Miller did not receive any restricted stock grants for services rendered in 2002. However, Mr. Miller loaned us $50,000 in August 2002 and received 200,000 restricted shares of our common stock as an inducement for such loan. In September 2002, he converted certain indebtedness into 2,500,000 shares of our unregistered common stock.

(5)    During 2003, Mr. E. Jamie Schloss was engaged as Special Consultant to the Board of Directors, for which he received 400,000 options to purchase shares of our common stock at $0.25 per share, subject to registration rights. Mr. Schloss was appointed and elected to the Board in October, 2004 and received an additional $400,000 options to purchase our common stock at $0.65 per share.

(6)    This amount was accrued.

(7)    Of this amount $58,759 was paid in cash or shares of our common stock and the balance was accrued.

Option/SAR Grants in the Last Fiscal Year

We have not granted any options in the fiscal year ending December 31, 2005.

Individual Grants
Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date
Fred Kelly	n/a
David Perez	n/a
E. Jamie Schloss	n/a
Frederick C. Berndt	n/a
Chet Idziszek	n/a

Aggregated Option/SAR Exercises in the Last Fiscal Year and FY-End Option/SAR Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-end (#) Exercisable/Unexercisable		Value of Unexercised In-The-Money Exercisable Options at FY-end ($)(1) Exercisable/Unexercisable
Fred Kelly	0	0	291,667	408,333	$169,167	$236,833
David Perez	0	0	2,916,667	1,083,333	$1,691,667	$628,333
E. Jamie Schloss	0	0	555,556	244,444	$482,222	$141,778
Frederick C. Berndt	0	0	0	0	$0	$0
Chet Idziszek			400,000	0	$392,000	$0
Gary Vandergrift	0	0	111,100	288,890	$64,444	$167,556
Richard Manning(2)	100,000	$216,000	300,000	0	$294,000	$0
Total	100,000	$216,000	4,575,000	2,025,000	$3,093,500	$1,174,500

(1)    We have applied a 15% discount to the closing price of our common stock on the OTCBB on December 29, 2005 to reflect the actual fair market value of our common stock based on our low public float and the closely held nature of our company.

(2)    Shares acquired by exercise on February 24, 2005.

Long-Term Incentive Plans—Awards in Last Fiscal Year

We do not have any Long-Term Incentive Plans.

Employment Agreements

We have employment agreements with our executives. In addition to salary and benefit provisions, the agreements include defined commitments in the event that the executives terminate the employment with or without cause.

Fred Kelly, Chief Executive Officer:   On November 26, 2004 we entered into a letter agreement with Mr. Kelly regarding his employment as our Chief Executive Officer. Mr. Kelly is entitled to receive a starting salary of $100,000 per year, subject to review after 90 days, and be eligible to participate in bonus and benefits programs established by us. He will also receive a stock option to purchase 700,000 shares of common stock at an exercise price of $0.65 per share, vesting monthly over three years. The option will have a term of ten years, subject to continuing service with our company. Mr. Kelly also accrued a signing bonus of $25,000, which was due to him 90 days after his start on November 26, 2004.

David Perez, Chief Operating Officer:   On November 30, 2004, we entered into a five year employment agreement with David Perez, our Chief Operating Officer. The term extends to ten years if net income before income taxes, as adjusted, exceeds $1,500,000 during any of the first three fiscal years ending on or after January 1, 2005. Base compensation will be $250,000 per year, with increases subject to the board or the compensation committee’s discretion. The performance bonus is equal to 5% of net income before income taxes, as adjusted, in excess of $500,000 for each fiscal year. Mr. Perez also receives an automobile allowance, term life insurance on his behalf, reimbursement of incurred legal expenses and other benefits. His stock options include 3,000,000 shares of common stock at an exercise price of $.65 per share. The option has a life of ten years. 1,000,000 of these shares vested immediately with the balance vesting monthly over two years. Other stock options include 600,000 shares of common stock at an exercise price of $0.65 per share with a ten year life and vesting monthly over three years. In connection with his appointment to our board on November 4, 2004, Mr. Perez was granted a five-year option to purchase 400,000 shares of common stock at an exercise price of $0.65 per share with 275,000 shares vesting immediately and the remaining 125,000 shares vesting on November 4, 2005. For any additional equity we issue, Mr. Perez is entitled to receive additional options for a number of shares equal to 14.3% of, subject to exceptions for stock dividends, stock splits, shares issued to employees, directors and consultants pursuant to board-approved compensation plans, shares issued in a public offering, shares issued for business combinations and up to 200,000 shares issued to certain vendors. The additional options exercise price is equal to the price the issued securities sold or deemed sold, immediately vest and have a ten year life. All options are subject to Mr. Perez’s continuing service.

E. Jamie Schloss, Chief Financial Officer:   Effective as of October 1, 2005, we have verbally agreed to pay E. Jamie Schloss compensation in the amount of $20,000 per quarter, payable quarterly in arrears, for his service as our Chief Financial Officer.

Compensation of Directors

Our directors are not compensated in any way for service as directors of Surge.

RELATED PARTY TRANSACTIONS

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

In June 2004, we entered into an “Assignment of Oil and Gas Leases” (“Assignment”) with Castle Rock Resources, Inc. (“Assignor”), an entity controlled by E. Jamie Schloss, our director and Chief Financial Officer. Pursuant to the Assignment, the Assignor sold, conveyed and delivered to us all right, title, and interest in a 50% working interest ownership, and 37.5% net revenue interest in the oil and gas leases, in exchange for cash consideration paid by us in the amount of $25,000. The rights that we had pursuant to these leases expired in the third quarter of 2005.

E. Jamie Schloss was issued an option to purchase 400,000 shares of our commmon stock at an exercise price of $0.25 per share, subject to registration rights, in connection with services performed pursuant to his consulting arrangement with us. The option was immediately exercisable and has a three year term from the date of issuance. Upon Mr. Schloss’s appointment and election to our board of directors, Mr. Schloss received an additional option to purchase 400,000 shares of our common stock at an exercise price of $0.65 per share. The option vests in equal monthly installments over a term of three years.

We have entered into a letter agreement dated February 5, 2003, as amended by letter agreements dated March 31, 2003 and April 30, 2003 (collectively the “Agreement”) with Cynthia Holdings Limited (“Cynthia”), an entity controlled by a member of our Board of Directors Chet Idziszek, whereby Cynthia has agreed to sell to us an effective 50% interest in certain oil and gas rights in the Cuyana Basin of central Argentina which is owned by Cynthia’s wholly-owned Argentine subsidiary Exploraciones Oromin, S.A. Pursuant to the Agreement, we remitted to Cynthia and Irie Isle Limited a total of $600,000 in cash and 1,000,000 shares of its common stock in connection with fulfilling the terms of the Agreement and reduced it’s interest in the Santa Rosa property to 17.52%.

Our previously disclosed expression of intent to enter an agreement with Dynamo Energy Corporation (“Dynamo”) to obtain a right of first refusal on Dynamo’s prospects was never formalized by a signed agreement. On September 16, 2005 our Board determined that the proposed agreement with Dynamo had not been authorized by the Board and made an offer of settlement to Mr. Vandergrift, which was not accepted. Mr. Vandergrift has since resigned as a member of our Board of Directors.

Pursuant to the Asset Purchase Agreement in December 2004, our former Chief Executive Officer, William Miller legally released us from obligations of the notes payable in an aggregate amount of $200,000 related to the discontinued tobacco business. We have no outstanding notes payable due to our former Chief Executive Officer at December 31, 2004.

During the year ended December 31, 2004, we issued 37,600 shares of its common stock to our Director Chet Idziszek in exchange for $50,000 of note payable and accrued interest of $6,400. The note had an original principal amount of $50,000, accrued interest at 6% per annum. We have paid in full the notes payable due to our Director at December 31, 2004.

Fred Kelly, our Chief Executive Officer owns 1,700,000 shares and David Perez, our Chief Operating Officer and the Chairman of our Board of Directors owns 855,000 shares of our subsidiary, Signet Energy, Inc.

On August 19, 2005 we also completed a private placement offering which resulted in gross proceeds to us equal to $300,000, which included $50,000 from Chet Idziszek and $50,000 from Gary Vandergrift, both members of our Board of Directors at the time of the transaction.

INDEMNIFICATION

Our officers and directors are required to exercise good faith and high integrity in our management affairs. Our certificate of incorporation provides, however, that our officers and directors shall have no liability to our shareholders for losses sustained or liabilities incurred which arise from any transaction in their respective managerial capacities unless they violated their duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend or stock repurchase, or derived an improper benefit from the transaction. Our bylaws also provide for the indemnification by us of the officers and directors against any losses or liabilities they may incur.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners / Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 28, 2005 by:

•       each of the named executive officers;

•       each director;

•       all of our current directors and executive officers as a group; and

•       each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.

For purposes of this table, a person is deemed to be the “beneficial owner” of the number of shares of common stock that such person has the right to acquire within 60 days of December 28, 2005, through the exercise of any option, warrant or right, through the conversion of any security, through the power to revoke a trust, discretionary account, or similar arrangement, or through the automatic termination of a trust, discretionary account or similar arrangement.

Percentage ownership is based on an aggregate of 26,277,097 shares of our common stock outstanding on December 28, 2005. The table is based upon information provided by officers, directors and principal stockholders. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all of the shares of our common stock beneficially owned by them. Unless otherwise indicated, the address for each person is c/o Surge Global Energy, Inc., 12220 El Camino Real, Suite 410, San Diego, CA 92130.

Name of Beneficial Owner	Number of Shares	Percent of Class
5% or Greater Stockholders:
Steven Heard(1)	3,380,000	12.86%
Mark C. Fritz(2)	1,986,000	7.56%
Directors and Executive Officers:
Fred Kelly(3)	291,667	1.10%
David Perez(4)	3,387,803	11.42%
Frederick C. Berndt	3,216,174	12.24%
E. Jamie Schloss(5)	2,855,556	10.64%
Chet Idziszek(6)	1,670,530	6.26%
All directors and officers as a group(7)	11,421,730	36.95%

(1)          Mr. Heard’s address is: 9638 104th Avenue N., Largo, FL 33771. Includes 35,000 shares owned by Mr. Heard’s minor child, over which Mr. Heard possesses voting and investment control.

(2)          Mr. Fritz’s address is 1632 Ben Fulton Road, North Lawrence, OH 44666.

(3)          Includes 291,667 shares underlying options exercisable within 60 days of December 28, 2005.

(4)          Includes 3,387,803 shares underlying options exercisable within 60 days of December 28, 2005.

(5)          Includes 555,556 shares underlying options exercisable within 60 days of December 28, 2005.

(6)          Includes 1,000,000 shares owned by Irie Isle, Ltd. an affiliated company of Mr. Idziszek.

(7)          Includes 4,635,026 shares underlying options exercisable within 60 days of December 28, 2005 and 1,000,000 shares owned by Irie Isle, Ltd., an affiliated company of Mr. Idziszek.

Securities Authorized for Issuance Under Equity Compensation Plans:

We do not have any equity compensation plans.

DESCRIPTION OF CAPITAL STOCK

Our certificate of incorporation authorizes 75,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, issued in two classes, with 5,000,000 designated as Series A Preferred Stock and 1,100,000 designated as Series B Preferred Stock. As of December 30, 2005, we had 26,277,097 shares of common stock issued and outstanding, no shares of Series A Preferred Stock issued and outstanding and no shares of Series B Preferred Stock issued and outstanding.

Common Stock

We are authorized to issue 75,000,000 shares of common stock with a par value at $0.001 per share. As of  December 31, 2004 and 2003, we had 23,367,097 and 18,421,667 shares of common stock issued and outstanding.

Our certificate of incorporation prohibits the payment of cash dividends on our Common Stock in excess of $.05 per share per year so long as any series of  Preferred Stock remains outstanding unless all accrued and unpaid dividends on the Preferred Stock has been set apart and there are no arrearages with respect to the redemption of any Preferred Stock. We currently do not have any shares of Preferred Stock outstanding.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidating preferences, and the number of shares constituting any series or the designation of such series. The holders of the Series A stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The Series A stock is not subject to redemption and has no conversion rights or rights to participate in dividend payments. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, each share of Series A stock has a liquidation preference of $.001 per share. The Series B stock has the same voting privileges as the Common Stock. Each share of Series B stock is convertible into one share of Common stock at the option of either the holder or us upon our net pre-tax profit reaching $500,000 in any given calendar year. The Series B stock is not subject to redemption. In the event of a voluntary or involuntary liquidation, dissolution or winding up of our affairs, each share of Series B stock has a liquidation preference of $.001 plus dividends in arrears, which is subordinated to the liquidation preference of the Series A stock. The holder of each share of Series B Preferred Stock will be entitled to receive, when, as, and if declared by the Board of Directors , out of funds legally available therefore, cumulative quarterly cash dividends at the rate of $.025 per share, quarterly on March 31, June 30, September 30, and December 31 commencing with March 31, 1998 before any dividend shall be declared, set apart for, or paid upon the Common Stock for such year, and the remainder of the surplus or net earnings applicable to the payment of dividends shall be distributed as dividends among the holders of Common Stock as and when the Board of Directors determines.

In connection with the Asset Purchase Agreement with Duncan Hill, Inc., an entity controlled by our former Chief Executive Officer, Duncan Hill agreed to convey to us for cancellation of 5,000,000 shares of Series A Preferred Stock and 1,100,000 shares of Series B Preferred Stock, and to release us from all obligations for accumulated dividends thereon, in exchange for 6,100 shares of our Common Stock. We have no preferred stock issued and outstanding at December 30, 2005.

Anti-Takeover Effects of Provisions of Delaware Law and Our Certificate of Incorporation and By-Laws

The following discussion describes the provisions of Delaware law, our charter and our bylaws that could be viewed as having the effect of discouraging an attempt to obtain control of our company.

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Under certain circumstances, Section 203 limits the ability of an “interested stockholder” to effect various business combinations with our company for a three-year period following the time that a stockholder became an interested stockholder. An “interested stockholder” is defined as a holder of more than 15% of the outstanding voting stock. An interested stockholder may engage in a business combination transaction with us within the three-year period only if:

•       our board of directors approved the transaction before the stockholder became an interested stockholder or approved the transaction in which the stockholder became an interested stockholder;

•       the interested stockholder acquired at least 85% of the voting stock (other than stock held by directors who are also officers or by certain employee stock plans) in the transaction in which it became an interested stockholder; or

•       our board of directors and the holders of shares entitled to cast two-thirds of the votes entitled to be cast by all of the outstanding voting shares held by all disinterested stockholders approve the transaction.

For this purpose, business combinations include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of our consolidated assets, and certain transactions that would increase the interested stockholder’s proportionate share ownership in our company.

Blank Check Preferred Stock

Our charter provides that we may from time to time issue shares of preferred stock in one or more series, the terms of which will be determined by our board of directors. We will not solicit approval of our stockholders unless our board of directors believes that approval is advisable or is required by Delaware law. This could enable our board of directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise and protect the continuity of our management. These additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of our company.

LEGAL MATTERS

The validity of the shares of common stock offered in this Prospectus will be passed upon by Greenberg Traurig, LLP, Costa Mesa, California.

EXPERTS

Russell Bedford Stefanou Mirchandani LLP, an independent registered public accounting firm, has audited our financial statements for the years ended December 31, 2004 and 2003, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to certain informational requirements of the Exchange Act. As a result, we file annual, quarterly and current reports, and other information with the SEC. We are not required to deliver an annual report to our stockholders but voluntarily send to our stockholders our annual report on Form 10-KSB in connection with our annual meeting, which includes audited financial statements. Here are ways you can reach and obtain copies of this information:

WHAT IS AVAILABLE	WHERE TO GET IT
Paper copies of information	SEC’s Public Reference Room Judiciary Plaza Building 450 Fifth Street, N.W., Room 1024 Washington, D.C. 20549
SEC’s Pacific Regional Office 5670 Wilshire Boulevard, 11th Floor Los Angeles, CA 90036-3648
On-line information, free of charge	SEC’s Internet website at http://www.sec.gov
Information about the SEC’s Public Reference Rooms	Call the SEC at 1-800-SEC-0330

This Prospectus is part of a Registration Statement on Form SB-2 we filed with the SEC. This Prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You can get a copy of the registration statement from the sources listed above.

SURGE GLOBAL ENERGY, INC.
INDEX TO FINANCIAL INFORMATION

Page No
Report of Independent Registered Certified Public Accountants	F-2
Consolidated Balance Sheet at December 31, 2004	F-3
Consolidated Statements of Losses for the Years Ended December 31, 2004 and 2003	F-4
Consolidated Statements of Deficiency in Stockholders’ Equity for the Years ended December 31, 2004 and 2003	F-5 ~ F-6
Consolidated Statements of Cash Flows for the Years Ended December 31, 2004 and 2003	F-7 ~ F-8
Notes to Consolidated Financial statements	F-9 ~ F-26
Condensed Consolidated Balance Sheets at September 30, 2005 and December 31, 2004	F-27

Condensed Consolidated Statements of Losses at Three and Nine Months Ended September 30, 2005 and 2004, and for the period from January 1, 2005 (date of inception of development stage) through September 30, 2005

F-28
Condensed Consolidated Statements of Deficiency in Stockholders’ Equity For the period from January 1, 2005 (date of inception of development stage) through September 30, 2005	F-29

Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2005 and 2004, and For the period from January 1, 2005 (date of inception of development stage) through September 30, 2005

F-30
Notes to Unaudited Condensed Consolidated Financial Information at September 30, 2005	F-31 ~ F-41

RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Surge Global Energy, Inc.
San Diego, California

We have audited the accompanying consolidated balance sheet of Surge Global Energy, Inc. (formerly The Havana Group Inc.) and its wholly-owned subsidiaries (the “Company”), as of December 31, 2004 and the related consolidated statements of losses, deficiency in stockholders’ equity, and cash flows for the two years then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2004, and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note M to the consolidated financial statements, the Company is experiencing difficulty in generating sufficient cash flow to meet it obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note M. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/	RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP
Certified Public Accountants
McLean, Virginia
March 14, 2005, except for the third paragraph of Note N, as to which date is March 24, 2005

SURGE GLOBAL ENERGY, INC.
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2004

ASSETS
Current assets:
Cash and cash equivalents	$159,935
Total current assets	159,935
Other assets (Note C)	25,000
Total Assets	$184,935
LIABILITIES AND DEFICIENCY IN STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities (Note D)	$523,183
Total current liabilities	523,183
Deficiency in stockholders’ equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized:
Series A—none issued and outstanding at December 31, 2004 (Note F)	—
Series B—none issued and outstanding at December 31, 2004 (Note F)	—
Common stock, par value $.001 per share; 75,000,000 shares authorized; 23,367,097 shares issued and outstanding at December 31, 2004 (Note F)	23,367
Deferred compensation expense (Note G)	(7,020,985)
Additional paid-in capital	18,996,881
Accumulated deficit	(12,337,511)
Total deficiency in stockholders’ equity	(338,248)
Total liabilities and deficiency in stockholders’ equity	$184,935

See accompanying footnotes to consolidated financial statements

SURGE GLOBAL ENERGY, INC.
CONSOLIDATED STATEMENTS OF LOSSES
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
Operating expenses:
Selling, general and administrative expenses	$1,559,596	$596,559
Amortization of deferred compensation (Note G)	2,168,720	—
Depreciation and amortization	—	4,614
Total operating expense	3,728,316	601,173
Loss from operation	(3,728,316)	(601,173)
Interest expense	(21,004)	(48,108)
Loss from continuing operations, before income taxes and discontinued operations	(3,749,320)	(649,281)
Provision for income taxes	—	—
Loss from continuing operations, before discontinued operations	(3,749,320)	(649,281)
(Loss) from discontinued operations (Note B)	(71,298)	(165,266)
Gain on disposal of discontinued operations (Note B)	773,422	—
Net (loss)	$(3,047,196)	$(814,547)
Preferred stock dividends requirements (Note F)	—	(110,000)
Loss available to common stockholders	$(3,047,196)	$(924,547)
Loss per common share (basic and assuming dilution) (Note I)	$(0.14)	$(0.05)
Continuing operations	$(0.17)	$(0.04)
Discontinued operations	$0.03	$(0.01)
Weighted average shares outstanding	21,081,556	17,581,996

See accompanying footnotes to consolidated financial statements

SURGE GLOBAL ENERGY, INC.
CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Common Stock Subscription	Deferred Compensation	Accumulated Deficit	Total
Balance at December 31, 2002	6,100,000	$6,100	16,815,000	$16,815	$7,683,922	$—	$—	$(8,475,768)	$(768,931)
Issuance of common stock in exchange for stock options exercised at $0.10 per share	—	—	240,000	240	23,760	(24,000)	—	—	—
Shares issued in exchange for cash; valued at $.15 per share, net of costs and fees	—	—	1,366,667	1,367	203,633	—	—	—	205,000
Proceeds from common stock subscription	—	—	—	—	—	50,000	—	—	50,000
Write-off of un-collectible stock subscription	—	—	—	—	—	24,000	—	—	24,000
Debt discount—securities attached to notes payable (Note E)	—	—	—	—	34,491	—	—	—	34,491
Stock options granted to consultants in non-employees in exchange for services rendered (Note G)	—	—	—	—	89,600	—	—	—	89,600
Net loss	—	—	—	—	—	—	—	(814,547)	(814,547)
Balance at December 31, 2003	6,100,000	$6,100	18,421,667	$18,422	$8,035,406	$50,000	$—	$(9,290,315)	$(1,180,387)

See accompanying footnotes to consolidated financial statements

SURGE GLOBAL ENERGY, INC.
CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Common Stock Subscription	Deferred Compensation	Accumulated Deficit	Total
Balance forward	6,100,000	$6,100	18,421,667	$18,422	$8,035,406	$50,000	$—	$(9,290,315)	$(1,180,387)
Issuance of common stock in exchange for common stock subscribed in December 2003	—	—	500,000	500	49,500	(50,000)	—	—	—
Shares issued in exchange for cash, net of costs and fees	—	—	2,885,422	2,885	1,324,615	—	—	—	1,327,500
Issuance of common stock to note holders pursuant to note agreements entered into in June and July 2003	—	—	162,700	163	(163)	—	—	—	—
Issuance of common stock in exchange for previously incurred debt	—	—	391,208	391	183,941	—	—	—	184,332
Issuance of common stock in exchange for mineral exploration costs (Note K)	—	—	1,000,000	1,000	177,500	—	—	—	178,500
Issuance of common stock in exchange for previously issued preferred stock	(6,100,000)	(6,100)	6,100	6	6,094	—	—	—	—
Stock options granted to employees in exchange for services rendered, at exercise price below fair value of common stock (Note G)	—	—	—	—	9,189,705	—	(9,189,705)	—	—
Amortization of deferred compensation (Note G)	—	—	—	—	—	—	2,168,720	—	2,168,720
Other stock options awards granted to Company COO pursuant to employment agreement (Note G)	—	—	—	—	30,283	—	—	—	30,283
Net loss	—	—	—	—	—	—	—	(3,047,196)	(3,047,196)
Balance at December 31, 2004	—	$—	23,367,097	$23,367	$18,996,881	$—	$(7,020,985)	$(12,337,511)	$(338,248)

See accompanying footnotes to consolidated financial statements

SURGE GLOBAL ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
Cash flows from operating activities:
Net loss	$(3,047,196)	$(814,547)
Loss on discontinued operations	71,298	165,266
Gain on disposal of discontinued operations	(773,422)	—
Net loss from continuing operations	(3,749,320)	(649,281)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation and amortization—discontinued operations	—	91,187
Expenses paid by affiliates on behalf of the Company	—	275,042
Common stock issued in exchange for mineral exploration costs (Note F and K)	178,500	—
Amortization of debt discount (Note E)	5,050	29,441
Stock options granted to consultants in exchange for services rendered (Note G)	—	89,600
Stock options granted to Company COO pursuant to employment agreement (Note G)	30,284	—
Amortization of deferred compensation costs (Note G)	2,168,720	—
Write off of stock subscription receivable (Note F)	—	24,000
Extinguishment of debt—discontinued operations	—	(91,919)
(Increase) decrease in:
Restricted cash	—	(4,200)
Other assets (Note C)	(25,000)	—
Assets of discontinued operations	—	9,867
Increase (decrease) in:
Accounts payable and accrued liabilities	261,264	143,481
Liabilities of discontinued operations	—	(97,749)
Net cash (used in) continuing operations	(1,130,502)	(180,531)
Net cash (used in) discontinued operations	(71,298)	(165,266)
Net cash (used in) operating activities	(1,201,800)	(345,797)
Cash flows from investing activities:
Proceeds from disposal of assets	100	—
Net cash provided by investing activities	100	—
Cash flows from financing activities:
Proceeds from sale of common stock and stock subscription, net of costs and fees (Note F)	1,327,500	255,000
Proceeds from notes payable, net of repayments	25,000	81,000
Net cash provided by financing activities	1,352,500	336,000
Net increase (decrease) in cash and cash equivalents	150,800	(9,797)
Cash and cash equivalents at the beginning of the year	9,135	18,932
Cash and cash equivalents at the end the year	$159,935	$9,135

See accompanying footnotes to consolidated financial statements

SURGE GLOBAL ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest	$—	$—
Cash paid during the year for taxes	—	—
Supplemental Disclosures of Non-Cash Transactions:
Debt discount—securities attached to notes payable (Note E)	—	34,491
Amortization of debt discount (Note E)	5,050	29,441
Common stock issued in exchange for mineral exploration costs	178,500	—
Stock options granted to consultants in exchange for services rendered	—	89,600
Stock options granted to Company COO pursuant to employment agreement	30,283	—
Stock options issued in exchange for deferred compensation costs (Note G)	(9,189,705)
Amortization of deferred compensation costs (Note G)	2,168,720	—
Write off of stock subscription receivable (Note F)	—	24,000
Extinguishment of debt—discontinued operations	—	(91,919)
Common stock issued in exchange for notes payable (Note F)	146,000	—
Common stock issued in exchange for notes payable (Note F)	14,071	—
Common stock issued in exchange for notes payable (Note F)	24,261	—
Disposal of Discontinued Operations: (Note B)
Assets disposed of	(30,895)	—
Debts assumed by Zenvesco	804,217	—
Net gain on disposal of segment	(773,422)	—
Cash consideration received	$100	$—

See accompanying footnotes to consolidated financial statements

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE A—SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business and Basis of Presentation

The condensed consolidated financial statements include the accounts of Surge Global Energy, Inc. (formerly The Havana Group, Inc.) and its wholly owned subsidiaries, Monarch Pipe Company and Bible Resources Inc. (collectively the “Company”). All significant inter company accounts and transactions have been eliminated in consolidation.

In January 2003, the management received the authority to proceed with the plan of disposal of its tobacco and related business, which includes the Monarch Pipe Company. The tobacco and related business segment was accounted for as a discontinued operation, and accordingly, amounts in the financial statements, and related notes reflect discontinued operations accounting. In December 2004, the Company entered into an Asset Purchase Agreement (the “Agreement”) by and among the Company, the Company’s former Chief Executive Officer, Zenvesco, Inc., Highland Pipe Co. doing business as Monarch Pipe Company, Camden Structure, Inc. and PK Ventures, Inc., and consummated the disposition of the discontinued operations. Summarized results of the discontinued business are further described in Note B.

The Company currently owns one subsidiary, Bible Resources, Inc., and is seeking to explore the acquisition and development of oil and gas properties in the United States and Argentina

Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Inventories

Inventories are stated at the lower of cost or market with cost being determined by the first-in, first-out (FIFO) method. The Company has no inventories at December 31, 2004 and 2003.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are depreciated using the straight-line method over their estimated useful lives of the assets. Depreciation expenses from continuing operations amounted $0 and $4,614 for the years ended December 31, 2004 and 2003, respectively. Maintenance, repairs, and minor renewals are charged against earnings when incurred. Additions and major renewals are capitalized.

Impairment of Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (“SFAS 144”). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2004 AND 2003

NOTE A—SUMMARY OF ACCOUNTING POLICIES (Continued)

Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

Income taxes are provided based on the liability method for financial reporting purposes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Earnings (Loss) Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128, “Earnings Per Share,” specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings (loss) per share has been calculated based upon the weighted average number of common shares outstanding. Stock options and warrants will be excluded as common stock equivalents in the diluted earnings per share because they are either anti dilutive, or their effect is not material. The weighted average number of common shares outstanding used in the computation of earnings (loss) per share was 21,081,556 and 17,581,996 for the year ended December 31, 2004 and 2003 respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION (“SAB104”), which superceded Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS (“SAB101”).

SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2004 AND 2003

NOTE A—SUMMARY OF ACCOUNTING POLICIES (Continued)

and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), MULTIPLE-DELIVERABLE REVENUE ARRANGEMENTS. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company’s consolidated financial position and results of operations was not significant.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. For the years ended December 31, 2004 and 2003, the Company incurred no advertising costs from continuing operations.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2”), “Accounting for Research and Development Costs. Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred no research and product development costs for the year ended December 31, 2004 and 2003.

Concentrations of Credit Risk

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The Company had no allowance for doubtful accounts at December 31, 2004 and 2003.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures About Fair Value of Financial Instruments,” requires disclosure of the fair value of certain financial instruments. The carrying value of

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2004 AND 2003

NOTE A—SUMMARY OF ACCOUNTING POLICIES (Continued)

cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Stock Based Compensation

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of SFAS 123.” This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company’s stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2004 and 2003 and will adopt the interim disclosure provisions for its financial reports for the subsequent periods.

Had compensation costs for the Company’s stock options been determined based on the fair value at the grant dates for the awards, the Company’s net loss and losses per share would have been as follows (transactions involving stock options issued to employees and Black-Scholes model assumptions are presented in Note G):

	2004	2003
Net loss—as reported	$(3,047,196)	$(814,547)
Add: Total stock based employee compensation expense as reported under intrinsic value method (APB. No. 25)	—	—
Deduct: Total stock based employee compensation expense as reported under fair value based method (SFAS No. 123)	(405,225)	(87,525)
Net loss—Pro Forma	$(3,452,421)	$(902,072)
Net loss attributable to common stockholders—Pro forma	$(3,452,421)	$(1,012,072)
Basic (and assuming dilution) loss per share—as reported	$(0.14)	$(0.05)
Basic (and assuming dilution) loss per share—Pro forma	$(0.16)	$(0.06)

Liquidity

As shown in the accompanying consolidated financial statements, the Company incurred net loss from continuing operating of $3,749,320 and $649,281 for the year ended December 31, 2004 and 2003, respectively. Net loss from continuing operations for the year ended December 31, 2004 included $2,168,720 of non-cash compensation to employees in connection with stock options granted during the year ended December 31, 2004 (Note G). The Company’s current liabilities exceeded its current assets by $363,248 as of December 31, 2004. Management’s plans of resolving the liquidity issues are discussed in Note M and N.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2004 AND 2003

NOTE A—SUMMARY OF ACCOUNTING POLICIES (Continued)

Comprehensive Income

Statement of Financial Accounting Standards No. 130 (“SFAS 130”), “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

Segment Information

Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

Reclassifications

Certain reclassifications have been made in prior year’s financial statements to conform to classifications used in the current year.

New Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs—an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

In December 2004, the FASB issued SFAS No.152, “Accounting for Real Estate Time-Sharing Transactions—an amendment of FASB Statements No. 66 and 67” (“SFAS 152) The amendments made

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2004 AND 2003

NOTE A—SUMMARY OF ACCOUNTING POLICIES (Continued)

by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the third quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company’s results of operations in the third quarter of fiscal year 2005 and thereafter.

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (“ SFAS 153”). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

NOTE B—DIVESTITURES AND DISCONTINUED OPERATIONS

In January 2003, the management received the authority to proceed with the plan of disposal of its tobacco and related business, which includes the Monarch Pipe Company. The Company accounted for the segment as a discontinued operation, and accordingly, the amounts in the financial statements and related notes reflect discontinued operations accounting. In December 2004, the Company entered into an Asset Purchase Agreement (the “Agreement”) by and among the Company, the Company’s former Chief Executive Officer, Zenvesco, Inc. (“Zenvesco”), Highland Pipe Co. doing business as Monarch Pipe Company, Camden Structure, Inc. and PK Ventures, Inc., and consummated the disposition of the discontinued operations. Pursuant to the Agreement, the Company agreed to transfer to Zenvesco, an

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2004 AND 2003

NOTE B—DIVESTITURES AND DISCONTINUED OPERATIONS (Continued)

entity controlled by the Company’s former Chief Executive Officer, all of the Company’s assets related to its discontinued tobacco business. In consideration for the transfer of assets, Zenvesco agreed to pay $100 and to assume all of the Company’s liabilities related to the discontinued tobacco business. Certain liabilities were legally released by the Company’s former Chief Executive Officer and affiliated entities of Zenvesco.

As a result of the sale of the tobacco related business segment, the Company accounted for the segment as a discontinued operation, and the following summarizes the disposition of the tobacco related business segment:

Cash consideration received	$100
Debts assumed or forgiven	804,217
Net assets disposed of	(30,895)
Net gain on disposal of discontinued operations	$773,422

The debts assumed or forgiven include an aggregate of $200,000 of notes payable and $27,421 accrued unpaid interest to the Company’s former Chief Executive Officer (Note E), $226,626 of unpaid accrued salaries to the Company’s former Chief Executive Officer, $83,566 of due to entities controlled by the Company’s former Chief Executive Officer, $230,339 of trade payable, and $36,265 of other liabilities. The liabilities that were not assumed or forgiven after disposition of discontinued tobacco business are included in Note D.

The financial statements reflect the operating results and balance sheet items of the discontinued operations separately from continuing operations. Operating results for the discontinued operations for the year ended December 31, 2004 and 2003 were:

	2004	2003
Revenues	$334,318	$541,666
Expenses	(405,616)	(706,932)
Net loss before tax	(71,298)	(165,266)
Income tax provision (benefit)	—	—
Net loss	(71,298)	(165,266)
Net gain on sale of discontinued operations, before tax	773,422	—
Income tax provision (benefit)	—	—
Gain on sale, net of tax	773,422	—
Gain (loss) on discontinued operations , net of tax	$702,124	$(165,266)

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2004 AND 2003

NOTE C—OTHER ASSETS

In June 2004, the Company entered into an “Assignment of Oil and Gas Leases” (“Assignment”) with Castle Rock Resources, Inc. (“Assignor”), an entity controlled by the Company’s Acting Chief Financial Officer and Director. Pursuant to the Assignment, the Assignor sold, conveyed and delivered to the Company all right, title, and interest in a 50% working interest ownership, and 37.5% net revenue interest in the oil and gas leases, in exchange for cash consideration paid by the Company in the amount of $25,000. Assignor shall have the right to recoup the first $400,000 from income derived from the gas well. As of December 31, 2004, no drilling on a new well has commenced yet and no revenues or expenses generated from the lease. The fair value of the Company’s investment in Oil and Gas Leases remained at $25,000 as of December 31, 2004.

NOTE D—ACCOUNTS PAYABLE AND ACCURED LAIBILITIES

Accounts payable and accrued liabilities at December 31, 2004 are as follows:

Accrued expenses	$190,510
Accrued payroll, payroll expenses and taxes	82,773
Due to the Company’s former Chief Executive Officer	249,900
Total	$523,183

Concurrent with the Asset Purchase Agreement  with Zenvesco (Note B), the Company entered into a Separation and General Release (“Agreement’)  with the Company’s former Chief Executive Officer, William Miller,  whereby  the Company agreed to pay the former  Chief Executive Officer a total of $250,000 on the later of 90 days from the execution date of the Agreement or the date the Company has raised at least $500,000 in equity capital after the date of the Agreement. Total cash consideration the Company was to receive from Zenvesco, an entity controlled by the Company’s former Chief Executive Officer pursuant to the Agreement was $100. Accordingly, the Company accounted total due to the Company’s former Chief Executive Officer in the amount of $249,900 at December 31, 2004. The $249,900 liability to the Company’s former Chief Executive represents an obligation of a previously incurred and reported debt and is not related to the disposal of the discontinued operations.

NOTE E—NOTES PAYABLE

Notes Payable to Related Parties

Pursuant to the Asset Purchase Agreement (Note B) in December 2004, the Company’s former Chief Executive Officer legally released the Company from obligations of the following notes payable related to the discontinued tobacco business. The Company has no outstanding notes payable due to Company’s former Chief Executive Officer at December 31, 2004.

•       Original principal amount of $150,000, 5% note payable to Company’s former Chief Executive Officer (Note H), principal and accrued interest payable on or before December 2002; secured by Company assets. The Company was in default under the terms of the note. The Company has included the forgiveness of debt and all unpaid accrued interest in the gain from disposal of discontinued operations for the year ended December 31, 2004.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2004 AND 2003

NOTE E—NOTES PAYABLE (Continued)

•       Original principal amount of $50,000, 6% note payable to Company’s former Chief Executive Officer (Note H), principal and accrued interest payable on or before October 2002; unsecured. The Company was in default under the terms of the note. The Company has included the forgiveness of debt and all unpaid accrued inertest in the gain from disposal of discontinued operations for the year ended December 31, 2004.

During the year ended December 31, 2004, the Company issued 37,600 shares of its common stock to the one of the Company’s Directors in exchange for $50,000 of note payable and accrued interest of $6,400 (Note F). After the issuance of common stock, the notes payable due to the Company’s Director was deemed paid in full at December 31, 2004.

Notes Payable to Third Parties

During the year ended December 31, 2004, the Company issued its common stock to certain noteholders in exchange for the following notes payable and accrued interest.

•       Issuance of 287,594 shares of common stock in exchange for note payable in principal amount of $25,000 and accrued interest of $3,913 (Note F).

•       Issuance of 21,706 shares of common stock in exchange for note payable with non-detachable securities in principal amount of $30,000 and accrue interest of $2,558. Pursuant to the note agreement, the Company distributed 120,000 shares of its common stock to the noteholder during the year ended December 31, 2004 (Note F).

•       Issuance of 28,134 shares of common stock in exchange for note payable in principal amounts of $25,000 and note payable with non-detachable securities in principal amount of $16,000, and aggregate accrued interest of $1,200. Pursuant to the note agreement with non-detachable securities, the Company distributed 42,700 shares of its common stock to the noteholder during the year ended December 31, 2004 (Note F).

Additionally, the Company entered into settlement agreements with two noteholders in exchange for an aggregate of $10,000 of notes payable and accrued interest of $1,398. The Company has included the $11,398 of settlement to be paid to the noteholders in its accrued liabilities at December 31, 2004. The Company has no notes payable to third parties outstanding at December 31, 2004.

The Company accounted for the notes payable with non-detachable securities and common stock purchase rights in accordance with APB No. 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants” (“APB 14”). Proceeds from the issuance of notes payable with equity securities are allocated between the debt and the securities based on their relative fair values. During the year ended December 31, 2003, the Company recognized the portion of the proceeds allocated to the securities in the amount of $34,491 to additional paid-in capital and a discount against the notes payable. The debt discount attributed to the value of the securities to be issued is amortized over the notes payable’s maturity period as interest expense. The Company amortized the debt discount attributed to the securities to be issued and recorded non-cash interest expense of $5,050 and $29,441 for the years ended December 31, 2004 and 2003, respectively.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2004 AND 2003

NOTE F—CAPITAL STOCK

Series A and Series B Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidating preferences, and the number of shares constituting any series or the designation of such series. Duncan Hill, Inc., the former parent of the Company owned 5,000,000 shares of Series A Preferred Stock (Series A) $.001 par value. The holders of the Series A stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The Series A stock is not subject to redemption and has no conversion rights or rights to participate in dividend payments. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each share of Series A stock has a liquidation preference of $.001 per share.

The Company has issued 1,100,000 shares of its Series B Convertible Preferred Stock (Series B) $.001 par value to Duncan Hill, Inc. The Series B stock has the same voting privileges as the Common Stock. Each share of Series B stock is convertible into one share of the Company’s Common stock at the option of either the holder or the Company upon the Company’s net pre-tax profit reaching $500,000 in any given calendar year. The Series B stock is not subject to redemption. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each share of Series B stock has a liquidation preference of $.001 plus dividends in arrears, which is subordinated to the liquidation preference of the Series A stock. The holder of each share of Series B Preferred Stock will be entitled to receive, when, as, and if declared by the Board of Directors of the Company, out of funds legally available therefore, cumulative quarterly cash dividends at the rate of $.025 per share, quarterly on March 31, June 30, September 30, and December 31 commencing with March 31, 1998 before any dividend shall be declared, set apart for, or paid upon the Common Stock for such year, and the remainder of the surplus or net earnings applicable to the payment of dividends shall be distributed as dividends among the holders of Common Stock as and when the Board of Directors determines. There were no dividends declared or paid during 2004 or 2003 on the Series B Preferred Stock. Dividends in arrears on the Series B preferred stock amount to $.675 per share or $742,500 in the aggregate at September 30, 2004.

In connection with the Asset Purchase Agreement (Note B), Duncan Hill, Inc., an entity controlled by the Company’s former Chief Executive Officer agreed to convey to the Company for cancellation of 5,000,000 shares of Series A Preferred Stock and 1,100,000 shares of Series B Preferred Stock, and to release the Company from all obligations for accumulated dividends thereon, in exchange for 6,100 shares of the Company’s Common Stock. The Company has no preferred stock issued and outstanding at December 31, 2004.

Common Stock

The Company has authorized to issue 75,000,000 shares of common stock with a par value at $0.001 per share. As of December 31, 2004 and 2003, the Company has 23,367,097 and 18,421,667 shares of common stock issued and outstanding.

The Company is not currently subject to any contractual arrangements, which restrict its ability to pay cash dividends. The Company’s Certificate of Incorporation prohibits the payment of cash dividends on the Company’s Common Stock in excess of $.05 per share per year so long as any Serial Preferred Stock

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2004 AND 2003

NOTE F—CAPITAL STOCK (Continued)

remains outstanding unless all accrued and unpaid dividends on Serial Preferred Stock has been set apart and there are no arrearages with respect to the redemption of any Serial Preferred Stock.

During the year ended December 31, 2003, the Company issued an aggregate of 240,000 shares of common stock in exchange for an aggregate purchase price of $24,000 for employee stock options exercised at $0.10 per share. The Company has determined that the $24,000 of stock subscription receivable is not collectible and has charged to operations the write-off of stock subscription receivable at December 31, 2003. The Company issued an aggregate of $1,366,667 shares of common stock to sophisticated investors in exchange for $205,000 of cash, net of costs and fees. In December 2003, the Company received $50,000 from an investor for 500,000 shares of common stock subscribed at $.10 per share. The Company accounted for the $50,000 of proceeds received as stock subscription payable at December 31, 2003.

In January 2004, the Company issued to an investor the 500,000 shares of common stock subscribed in December 2003. During the year ended December 31, 2004, the Company issued an aggregate of 2,885,422 shares of common stock to sophisticated investors in exchange for $1,327,500 of cash, net of costs and fees. The Company also issued an aggregate of 162,700 shares of its common stock to two of its noteholders pursuant to the terms of the note agreements (Note E). The Company accounted the fair value of the 162,700 shares of common stock as debt discount attributed to non-detachable securities at the time the note agreements were entered into, and the debt discount was amortized and charged to operations as interest expense over the maturity period of the notes. The Company issued an aggregate of 391,208 shares of its common stock to its noteholders and creditors in exchange for $146,000 of notes payable (Note E), $14,071 of accrued interest (Note E), and $24,261 of previously incurred debt. Additionally, the Company issued 1,000,000 shares of its common stock, valued at $178,500, to Irie Isle Limited pursuant to a letter agreement dated February 5, 2003, as amended by letter agreements dated March 31, 2003 and April 30, 2003 (collectively the “Agreement”) with Cynthia Holdings Limited (Note K). The Company has charged to operations mineral exploration costs in the amount of $178,500 during the year ended December 31, 2004.

NOTE G—WARRANTS AND STOCK OPTIONS

Class A Warrants

Transactions involving the Company’s warrant issuance are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2003	3,358,000	$4.53
Granted	—	—
Exercised	—	—
Canceled or expired	(2,658,000)	5.25
Outstanding at December 31, 2003	700,000	$1.79
Granted	—	—
Exercised	—	—
Canceled or expired	(700,000)	1.79
Outstanding at December 31, 2004	—	$—

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2004 AND 2003

NOTE G—WARRANTS AND STOCK OPTIONS (Continued)

Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company’s common stock issued to shareholders at December 31, 2004.

	Options Outstanding
		Weighted Average		Options Exercisable
Exercise Prices	Number Outstanding	Remaining Contractual Life (Years)	Weighed Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ 0.25	1,200,000	2.27	$0.25	1,200,000	$0.25
0.4044	60,000	0.26	0.4044	60,000	0.4044
0.65	5,500,000	8.89	0.65	1,405,555	0.65
1.35	19,279	9.93	1.35	19,279	1.35
1.50	7,127	10.00	1.50	7,127	1.50
3.50	80,000	3.94	3.50	80,000	3.50
	6,866,406	7.61	$0.61	2,771,961	$0.56

Transactions involving the Company’s options issuance are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2003	1,780,000	$0.40
Granted	400,000	0.25
Exercised (Note F)	(240,000)	0.10
Canceled or expired	—	—
Outstanding at December 31, 2003	1,940,000	$0.41
Granted	5,526,406	0.65
Exercised	—	—
Canceled or expired	(600,000)	0.30
Outstanding at December 31, 2004	6,866,406	$0.61

The weighted-average fair value of stock options and warrants granted to shareholders during the years ended December 31, 2004 and 2003 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

	2004	2003
Significant assumptions (weighted-average):
Risk-free interest rate at grant date	1.35%	2.25%
Expected stock price volatility	171%	169%
Expected dividend payout	—	—
Expected option life-years(*)	10	3 to 10

(*)          The expected option life is based on contractual expiration dates.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2004 AND 2003

NOTE G—WARRANTS AND STOCK OPTIONS (Continued)

a)   Employee Stock Option Plan

The Company did not grant any stock options to employees during the year ended December 31, 2003. The estimated value of the stock options vested during the year ended December 31, 2003 was determined using the Black-Scholes option pricing model. If the Company recognized compensation cost for the stock options and warrants for the non-qualified employee stock option plan in accordance with SFAS No. 123, the Company’s pro forma net loss attributable to common shareholders and net loss per share would have been $(1,012,072) and $(0.06) for the year ended December 31, 2003, respectively.

The estimated value of the stock options vested during the year ended December 31, 2004 for options granted in prior years was determined using the Black-Scholes option pricing model. If the Company recognized compensation cost for the stock options and warrants for the non-qualified employee stock option plan in accordance with SFAS No. 123, the Company’s pro forma net loss attributable to common shareholders and net loss per share would have been $(3,452,421) and $(0.16) for the year ended December 31, 2003, respectively.

During the year ended December 31, 2004, the Company granted an aggregate of 5,500,000 stock options to employees. The exercise prices of the stock options granted were below the fair value of the Company’s common stock at the grant date. The Company has accounted the intrinsic value of the stock options as deferred compensation costs in the amount of $9,189,705 and as a reduction of stockholders’ equity. The deferred compensation costs are amortized over the vesting period of the options. Compensation expense of $2,168,720 was charged to operations during the year ended December 31, 2004.

b)   Non-employee Stock Options

The estimated value of the 400,000 options granted to consultants during the year ended December 31, 2003 was determined using the Black-Scholes option pricing model and the amount of the expense charged to operations in connection with granting the options was $89,600 during the year ended December 31, 2003.

The Company issued an aggregate of 26,406 stock options to its Chief Operating Officer as compensation for certain equity the Company issued during the year ended December 31, 2004 (Note L). The estimated value of the 26,406 options granted was determined using the Black-Scholes option pricing model and the Company has charged to operations compensation expense of $30,283 in connection with granting the options during the year ended December 31, 2004.

NOTE H—RELATED PARTY TRANSACTIONS

In June 2004, the Company entered into an “Assignment of Oil and Gas Leases” (“Assignment”) with Castle Rock Resources, Inc. (“Assignor”), an entity controlled by the Company’s Acting Chief Financial Officer. Pursuant to the Assignment, the Assignor sold, conveyed and delivered to the Company all right, title, and interest in a 50% working interest ownership, and 37.5% net revenue interest in the oil and gas leases, in exchange for cash consideration paid by the Company in the amount of $25,000 (see Note C).

The Company has entered into a letter agreement dated February 5, 2003, as amended by letter agreements dated March 31, 2003 and April 30, 2003 (collectively the “Agreement”) with Cynthia

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2004 AND 2003

NOTE H—RELATED PARTY TRANSACTIONS (Continued)

Holdings Limited (“Cynthia”) , an entity controlled by a member of the Company’s Board of Directors, whereby Cynthia has agreed to sell to the Company an effective 50% interest in certain oil and gas rights in the Cuyana Basin of central Argentina which is owned by Cynthia’s wholly-owned Argentine subsidiary Exploraciones Oromin, S.A. Pursuant to the Agreement, the Company remitted to Cynthia and Irie Isle Limited a total of $600,000 in cash and 1,000,000 shares of its common stock in connection with fulfilling the terms of the Agreement (see Note K).

Pursuant to the Asset Purchase Agreement (Note B) in December 2004, the Company’s former Chief Executive Officer legally released the Company from obligations of the notes payable in an aggregate amount of $200,000 related to the discontinued tobacco business. The Company has no outstanding notes payable due to the Company’s former Chief Executive Officer at December 31, 2004 (Note E).

During the year ended December 31, 2004, the Company issued 37,600 shares of its common stock to the Company’s Director in exchange for $50,000 of note payable and accrued interest of $6,400 (Note F). The note had an original principal amount of $50,000, accrued interest at 6% per annum. The Company has pad in full the notes payable due to Company’s Director at December 31, 2004 (Note E).

NOTE I—EARNINGS (LOSS) PER SHARE

The following table presents the computation of basic and diluted losses per share:

	2004	2003
Net loss available for common shareholders	$(3,047,196)	$(924,547)
Basic and fully diluted loss per share	$(0.14)	$(0.05)
Continuing operations	$(0.17)	$(0.04)
Discontinued operations	$0.03	$(0.01)
Weighted average common shares outstanding (basic and assuming dilution)	21,081,556	17,581,996

NOTE J—INCOME TAXES

The Company has adopted Financial Accounting Standard number 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

For income tax reporting purposes, the Company’s aggregate unused net operating losses approximate $3,862,000, which expire through 2024 subject to limitations of Section 382 of the Internal Revenue Code, as amended. . The deferred tax asset related to the carry forward is approximately $1,313,000. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earning history of the Company, it is more likely than not that the benefits will be realized.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2004 AND 2003

NOTE J—INCOME TAXES (Continued)

Components of deferred tax assets as of December 31, 2004 are as follows:

Non Current:
Net operating loss carry forward	$1,313,000
Less: valuation allowance	(1,313,000)
Net deferred tax asset	$—

NOTE K—MINERAL EXPLORATION COSTS

The Company has entered into a letter agreement dated February 5, 2003, as amended by letter agreements dated March 31, 2003 and April 30, 2003 (collectively the “Agreement”) with Cynthia Holdings Limited (“Cynthia”) , an entity controlled by a member of the Company’s Board of Directors, whereby Cynthia has agreed to sell to the Company an effective 50% interest in certain oil and gas rights in the Cuyana Basin of central Argentina which is owned by Cynthia’s wholly-owned Argentine subsidiary Exploraciones Oromin, S.A. Pursuant to the Agreement, the Company agreed to pay to Cynthia a total of $1,500,000 in cash and 1,000,000 shares of its restricted common stock in exchange for the interest of the oil and gas rights. During the period ended December 31, 2004, the Company remitted to Cynthia and Irie Isle Limited, which is wholly-owned by Oromin Explorations, Ltd. (“Oromin”) a total of $600,000 in cash and 1,000,000 shares of its common stock (Note F), valued at $178,500, in connection with fulfilling the terms of the Agreement. As of December 31, 2004, no engineering studies and reserve analysis have been conducted on the oil and gas property, accordingly the Company has charged to operations mineral exploration costs of $778,500 for the year ended December 31, 2004.

In addition, the Company has included the $778,500 of costs in loss from continuing operations in the accompanying consolidated statement of cash flows for the year ended December 31, 2004. The costs incurred in acquiring mineral exploration were passive in nature and are not considered a separate business segment and accordingly, are not to be deemed to be development expenses as that term is used in SFAS 7.

NOTE L—COMMITMENTS AND CONTINGENCIES

Operating Lease

During the year ended December 31, 2003, the Company leased office spaces in Canton, Ohio under a one-year operating lease expired in December 2003. After December 2003, the Company leased office space at the same location on a month-to-month basis. Monthly rental under the lease was approximately $2,300. Starting November 2004, the Company leases office space under a month-to-month sub-lease agreement for office spaces in San Diego, California. Monthly rental under the lease is $1,800. Total rent expense charged to continuing operations were $4,165 for the year ended December 31, 2004. Total rent expenses of $17,412 and $27,961 were charged discontinued operations for the years ended December 31, 2004 and 2003, respectively.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2004 AND 2003

NOTE L—COMMITMENTS AND CONTINGENCIES (Continued)

Employment Agreement

The Company has employment agreements with its Executives. In addition to salary and benefit provisions, the agreement includes defined commitments should the Executives terminate the employment with or without cause.

Chief Executive Officer:   On November 26, 2004, the Company entered into an employment agreement with its Chief Executive Officer (“CEO”). CEO will receive a starting salary of $100,000 per year, subject to review after 90 days, and be eligible to participate in bonus and benefits programs established by the Company. CEO will also receive a stock option to purchase 700,000 shares of common stock at an exercise price of $0.65 per share, vesting monthly over three years (Note G). The option will have a term of ten years, subject to continuing service with our company. CEO will also receive a signing bonus of $25,000 payable 90 days after his start November 26, 2004 date.

Chief Operating Officer:   On November 30, 2004, the Company entered into a five year employment agreement with our Chief Operating Officer (“COO”). The term extends to ten years if net income before income taxes, as adjusted, exceeds $1,500,000 during any of the first three fiscal years ending on or after January 1, 2005. Base compensation will be $250,000 per year, with increases subject to the board or the compensation committee’s discretion. The performance bonus is equal to 5% of net income before income taxes, as adjusted, in excess of $500,000 for each fiscal year. The COO also receives an automobile allowance, term life insurance on his behalf, reimbursement of incurred legal expenses and other benefits. The COO’s stock options include 3,000,000 shares of common stock at an exercise price of $.65 per share. The option has a life of ten years. 1,000,000 of these shares vested immediately with the balance vesting monthly over two years. Other stock options include 600,000 shares of common stock at an exercise price of $0.65 per share with a ten year life and vesting monthly over three years. In connection with his appointment to the Company’s board on November 4, 2004, the executive was granted a five-year option to purchase 400,000 shares of common stock at an exercise price of $0.65 per share with 275,000 shares vesting immediately and the remaining 125,000 shares vesting on November 4, 2005 (Note G). For any additional equity the Company issues, the COO receives additional options for a number of shares equal to 14.3% of, subject to exceptions for stock dividends, stock splits, shares issued to employees, directors and consultants pursuant to board-approved compensation plans, shares issued in a public offering, shares issued for business combinations and up to 200,000 shares issued to certain vendors. The additional options exercise price is equal to the price the issued securities sold or deemed sold, immediately vest and have a ten year life (Note G). All options are subject to continuing service with the Company.

Chief Financial Officer:   In July 2003, the Company entered into an agreement with the acting Chief Financial Officer’s affiliated Company to provide consulting and related services to assist the Company in locating oil and gas properties and provides the non-exclusive services the Chief Financial Officer. The agreement provides the Company with a 30 day right of first refusal on each prospect property. The affiliated company received options to purchase 400,000 shares at $.25 per share. For wells proposed by the affiliated company and drilled by the Company, the affiliated company receives a management fee of $5,000 per month. In addition, the affiliated company will oversee operations and finances for such wells. For all cash raised by the affiliated company on behalf of the Company, the affiliated company will receive a 10% finder’s fee and reimbursement of certain expenses. The finder’s fee is payable in cash or stock at the affiliated company’s option. The affiliated company has a right in certain circumstances to require

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2004 AND 2003

NOTE L—COMMITMENTS AND CONTINGENCIES (Continued)

registration under the Securities Act for the resale of the shares which may be purchased upon exercise of its stock option. The agreement expires on July 21, 2006. On December 9, 2004 the Company granted the acting Chief Financial Officer a 10-year option to purchase 400,000 shares at $.65 per share and vesting in 36 equal monthly installments (Note G). Any other compensation between the Company and the acting Chief Financial Officer will be mutually agreed upon in connection with his role as acting Chief Financial Officer.

Consulting Agreements

The Company has consulting agreements with outside contractors, certain of whom are also Company shareholders. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

Legal Proceedings and Claims

The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters will not have material adverse effect on its financial position, results of operations or liquidity.

NOTE M—GOING CONCERN MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements during the years ended December 31, 2004 and 2003, the Company incurred losses from continuing operations of $3,749,320 and $649,281, respectively. The Company’s current liabilities exceeded its current assets by $363,248 as of December 31, 2004. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s existence is dependent upon management’s ability to develop profitable operations and resolve it’s liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its products and additional equity investment in the Company. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company’s liquidity, the Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management’s actions will result in profitable operations or the resolution of its liquidity problems.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2004 AND 2003

NOTE N—SUBSEQUENT EVENTS

On February 17, 2005, Richard Manning resigned as Director of the Company citing no disagreements relating to the Company’s operations, policies or practices and no replacement director was named.

In February 2005, the Company incorporated a wholly-owned subsidiary, Surge Global Energy (Canada), Ltd. On February 25, 2005, the Company and its subsidiary Surge Global Energy (Canada), Ltd., entered into a Farmout Agreement with Deep Well Oil & Gas, Inc. and Northern Alberta Oil Ltd. to drill a test well, at Company expense, on or before 150 days from the date of the Farmout Agreement. The Company will provide $1 million in cash, $1 million upon completion or abandonment of the first well and one-third of the Company’s outstanding shares of common stock, on a fully diluted basis, (as of February 17, 2005, approximately 7,822,366 shares). In return, the Company retains a 50% working interest in the initial acreage with rights to expand into 63 total sections for an undivided 40% working interest over a two year period.

On March 24, 2005, the Company obtained a $1,710,000 in exchange for 6% convertible promissory note from a private party. The note converts into 760,000 shares at a price of $2.25 per share and includes 855,000 of attached warrants exercisable at $4.00 expiring in five years. The exercise price of the warrants will be adjusted in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the exercise price of the warrants will be adjusted in the event the Company spins off or otherwise divests itself of a material part of its business or operations or disposes of all or a portion of its assets.

SURGE GLOBAL ENERGY, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,531	$159,935
Prepaid expense	25,478	—
Total current assets	35,009	159,935
Property and equipment, net	8,970	—
Unproven oil and gas properties (Note C)	2,221,537	25,000
Total assets	$2,265,516	$184,935
LIABILITIES AND DEFICIENCY IN STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,489,674	$523,183
Total current liabilities	2,489,674	523,183
Deficiency in stockholders’ equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized (Note E):
Series A—none issued and outstanding at September 30, 2005 and December 31, 2004	—	—
Series B—none issued and outstanding at September 30, 2005 and December 31, 2004	—	—
Common stock, par value $.001 per share; 75,000,000 shares authorized; 25,442,097 and 23,367,097 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively (Note E)	25,442	23,367
Deferred compensation expense (Note F)	(4,774,753)	(7,020,985)
Additional paid-in capital	22,646,491	18,996,881
Stock subscription payable (Note D and E)	35,000	—
Accumulated other comprehensive income: Foreign currency translation adjustment	(50,078)	—
Accumulated deficit	(12,337,511)	(12,337,511)
Accumulated deficit from inception of development stage	(5,768,749)	—
Total stockholders’ equity	(224,158)	(338,248)
Total liabilities and deficiency in stockholders’ equity	$2,265,516	$184,935

See accompanying notes to unaudited condensed consolidated financial information

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED STATEMENTS OF LOSSES

(UNAUDITED)

	For The Three Months Ended September 30, 2005		For The Nine Months Ended September 30, 2005		For the period from January 1, 2005 (date of inception of development stage) through September 30,
	2005	2004	2005	2004	2005
Operating expenses:
Selling, general and administrative expenses	$759,631	$57,719	$1,823,211	$352,411	$1,823,211
Employee stock options compensation (Note F)	748,744	—	2,246,232	—	2,246,232
Depreciation	391	—	713	—	713
Total operating expense	1,508,766	57,719	4,070,156	352,411	4,070,156
Loss from operations	(1,508,766)	(57,719)	(4,070,156)	(352,411)	(4,070,156)
Interest expense, net	(1,180,424)	(4,950)	(1,698,593)	(20,780)	(1,698,593)
Loss from continuing operations, before income taxes and discontinued operations	(2,689,190)	(62,669)	(5,768,749)	(373,191)	(5,768,749)
Provision for income taxes	—	—	—	—	—
Loss from continuing operations, before discontinued operations	(2,689,190)	(62,669)	(5,768,749)	(373,191)	(5,768,749)
(Loss) from discontinued operations (Note B)	—	(22,749)	—	(68,268)	—
Net (loss)	$(2,689,190)	$(85,418)	$(5,768,749)	$(441,459)	$(5,768,749)
Preferred stock dividends requirements	—	(27,500)	—	(82.500)	—
Loss available to common stockholders	$(2,689,190)	$(112,918)	$(5,768,749)	$(523,959)	$(5,768,749)
Other comprehensive loss: foreign currency translation loss	(25,099)	—	(50,078)	—	(50,078)
Comprehensive loss	$(2,714,289)	$(112,918)	$(5,818,827)	$(523,959)	$(5,818,827)
Loss per common share (basic and assuming dilution)	$(0.11)	$(0.01)	$(0.24)	$(0.03)	$(0.24)
Continuing operations	$(0.11)	$(0.00)	$(0.24)	$(0.02)	$(0.24)
Discontinued operations	$—	$(0.00)	$—	$(0.00)	$—
Weighted average shares outstanding	24,368,727	21,534,974	23,756,969	20,643,260	23,756,969

See accompanying notes to unaudited condensed consolidated financial information

SURGE GLOBAL ENERGY, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JANUARY 1, 2005 (DATE OF INCEPTION OF DEVELOPMENT STAGE) THROUGH SEPTEMBER 30, 2005

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Deferred Compensation	Common Stock Subscription	Foreign Currency Translation Adjustment	Accumulated Deficit during Development Stage	Accumulated Deficit	Total
Balance at January 1, 2005	—	$ —	23,367,097	$ 23,367	$ 18,996,881	$ (7,020,985)	$ —	$ —	$ —	$ (12,337,511)	$ (338,248)
Issuance of common stock in February 2005 in exchange for stock options exercised at $0.25 per share	—	—	100,000	100	24,900	—	—	—	—	—	25,000
Issuance of common stock in August 2005 in exchange for cash, net of costs and fees at $1.00 per share	—	—	300,000	300	299,700	—	—	—	—	—	300,000
Issuance of common stock in August 2005 in exchange for conversion of convertible notes payable at $1.00 per share	—	—	1,675,000	1,675	1,673,325	—	35,000	—	—	—	1,710,000
Beneficial conversion feature in connection with issuance of convertible notes payable (Note D)	—	—	—	—	1,022,493	—	—	—	—	—	1,022,493
Value of warrants attached to convertible notes payable (Note D)	—	—	—	—	629,192	—	—	—	—	—	629,192
Foreign currency translation adjustment	—	—	—	—	—	—		(50,078)	—	—	(50,078)
Amortization of deferred compensation (Note F)	—	—	—	—	—	2,246,232	—	—	—	—	2,246,232
Net loss	—	—	—	—	—	—	—	—	(5,768,749)	—	(5,768,749)
Balance at September 30, 2005	—	$ —	25,442,097	$ 25,442	$ 22,646,491	$ (4,774,753)	$ 35,000	$ (50,078)	$ (5,768,749)	$ (12,337,511)	$ (224,158)

See accompanying notes to unaudited condensed consolidated financial information

SURGE GLOBAL ENERGY, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For The Nine Months Ended September 30, 2005		For the period from January 1, 2005 (date of inception of development stage) through September 30,
	2005	2004	2005
Net cash used in operating activities:	$(2,176,434)	$(925,042)	$(2,176,434)
Cash flows used in investing activities	(8,970)	—	(8,970)
Net cash provided by financing activities	2,035,000	945,878	2,035,000
Net increase (decrease) in cash and cash equivalents	(150,404)	20,836	(150,404)
Cash and cash equivalents at the beginning of the period	159,935	9,135	159,935
Cash and cash equivalents at the end the period	$9,531	$29,971	$9,531
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest	$—	$—	$—
Cash paid during the year for taxes	—	—	—
Supplemental Disclosures of Non-Cash Transactions:
Amortization of deferred compensation costs (Note F)	2,246,232	—	2,246,232
Amortization of debt discount—securities attached to notes payable	—	5,050	5,050
Beneficial conversion feature of convertible notes payable	1,022,493	—	1,022.493
Value of Warrants attached to convertible notes payable	629,192	—	629,192
Amortization and write off of debt discount—beneficial conversion feature of convertible notes payable	1,022,493	—	1,022.493
Amortization and write off of debt discount—value of warrants attached to Convertible Notes Payable	629,192	—	629,192

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
SEPTEMBER 30, 2005
(UNAUDITED)

NOTE A—SUMMARY OF ACCOUNTING POLICIES

General

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the three and nine-month period ended September 30, 2005, are not necessarily indicative of the results that may be expected for the year ended December 31, 2005. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated December 31, 2004 financial statements and footnotes thereto included in the Company’s SEC Form 10-KSB.

Business and Basis of Presentation

The condensed consolidated financial statements include the accounts of Surge Global Energy, Inc. and its wholly owned subsidiaries, Monarch Pipe Company (Note B), Bible Resources Inc., and Surge Global Energy (Canada), Ltd., (collectively the “Company”). The Company currently owns two subsidiaries, Bible Resources, Inc. and Surge Global Energy (Canada), Ltd. All significant intercompany accounts and transactions have been eliminated in consolidation.

In January 2003, the management received the authority to proceed with the plan of disposal of its tobacco and related business, which includes the Monarch Pipe Company. The tobacco and related business segment was accounted for as a discontinued operation, and accordingly, amounts in the financial statements, and related notes reflect discontinued operations accounting. In December 2004, the Company entered into an Asset Purchase Agreement (the “Agreement”) by and among the Company, the Company’s former Chief Executive Officer, Zenvesco, Inc., Highland Pipe Co. doing business as Monarch Pipe Company, Camden Structure, Inc. and PK Ventures, Inc., and consummated the disposition of the discontinued operations. Summarized results of the discontinued business are further described in Note B.

In January 2005, as a result of the Company disposing of its tobacco wholesale business in December 2004, and restructuring its management and ownership, the Company began implementing plans to establish an oil and gas development business. As a result, the Company is a development stage enterprise, as defined by Statement of Financial Accounting Standards No. 7 (“SFAS 7”) and is seeking to explore the acquisition and development of oil and gas properties in the United States, Canada and Argentina. From its inception of development stage through the date of these financial statements, the Company has not generated any revenues and has incurred significant operating expenses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception of development stage through September 30, 2005, the Company has accumulated losses of $5,768,749.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION (Continued)
SEPTEMBER 30, 2005
(UNAUDITED)

NOTE A—SUMMARY OF ACCOUNTING POLICIES (Continued)

Oil and Gas Properties

The Company follows the full cost accounting method to account for the costs incurred in the acquisition, exploration, exploitation, development and production of oil and gas reserves. All costs, including internal costs, directly related to acquisition, exploration, exploitation and development activities, are capitalized as oil and gas property costs. The capitalized costs of oil and gas properties, excluding unevaluated or unproven properties, are amortized using a unit-of-production method based on estimated proved recoverable oil and gas reserves. Impairment of unevaluated prospects is assessed at least annually based on management’s intention with regard to future exploration and development of individually significant properties and the ability of the Company to obtain funds to finance such exploration and development (Note C).

Reclassification

Certain reclassifications have been made to conform to prior periods’ data to the current presentation. These reclassifications had no effect on reported losses.

Stock Based Compensation

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an amendment of SFAS 123.” This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company’s stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2004 and has adopted the interim disclosure provisions for its financial reports for subsequent periods.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION (Continued)
SEPTEMBER 30, 2005
(UNAUDITED)

NOTE A—SUMMARY OF ACCOUNTING POLICIES (Continued)

Had compensation costs for the Company’s stock options been determined based on the fair value at the grant dates for the awards, the Company’s net loss and losses per share would have been as follows.

	For the three months ended September 30,		For the nine months ended September 30,
	2005	2004	2005	2004
Net loss—as reported	$(2,689,190)	$(85,418)	$(5,768,749)	$(441,459)
Add: Total stock based employee compensation expense as reported under intrinsic value method (APB. No. 25)	—	—	—	—
Deduct: Total stock based employee compensation expense as reported under fair value based method (SFAS No. 123)	—	—	—	—
Net loss—Pro Forma	$(2,689,190)	$(85,418)	$(5,768,749)	$(441,459)
Net loss attributable to common stockholders—Pro forma	$(2,689,190)	$(112,918)	$(5,768,749)	$(523,959)
Basic (and assuming dilution) loss per share—as reported	$(0.11)	$(0.01)	$(0.24)	$(0.03)
Basic (and assuming dilution) loss per share—Pro forma	(0.11)	$(0.01)	$(0.24)	$(0.03)

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), “Share-Based Payment” which is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation”. Statement 123R supersedes APB opinion No. 25, “Accounting for Stock Issued to Employees”, and amends FASB Statement No. 95, “Statement of Cash Flows”. Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. On April 14, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that the Company will have to comply with Statement 123R and use the Fair Value based method of accounting no later than the first quarter of 2006. Management has not determined the impact that this statement will have on Company’s consolidated financial statements.

NOTE B—DIVESTITURES AND DISCONTINUED OPERATIONS

In January 2003, the management commenced a plan of disposal of its tobacco and related business. The Company accounted for the segment as a discontinued operation, and accordingly, the amounts in the financial statements and related notes reflect discontinued operations accounting. In December 2004, the Company entered into an Asset Purchase Agreement (the “Agreement”) by and among the Company, the Company’s former Chief Executive Officer, Zenvesco, Inc. (“Zenvesco”), Highland Pipe Co. doing

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION (Continued)
SEPTEMBER 30, 2005
(UNAUDITED)

NOTE B—DIVESTITURES AND DISCONTINUED OPERATIONS (Continued)

business as Monarch Pipe Company, Camden Structure, Inc. and PK Ventures, Inc., and consummated the disposition of the discontinued operations. Pursuant to the Agreement, the Company agreed to transfer to Zenvesco, an entity controlled by the Company’s former Chief Executive Officer, all of the Company’s assets related to its discontinued tobacco business. In consideration for the transfer of assets, Zenvesco agreed to pay $100 and to assume all of the Company’s liabilities related to the discontinued tobacco business. Certain liabilities were legally released by the Company’s former Chief Executive Officer and affiliated entities of Zenvesco.

As a result of the sale of the tobacco related business segment, the Company accounted for the segment as a discontinued operation, and the following summarizes the disposition of the tobacco related business segment in December 2004:

Cash consideration received	$100
Debts assumed or forgiven	804,217
Net assets disposed of	(30,895)
Net gain on disposal of discontinued operations	$773,422

The financial statements reflect the operating results and balance sheet items of the discontinued operations separately from continuing operations. Operating results for the discontinued operations for the nine months ended September, 2004 were:

Revenue	$334,318
Expenses	(402,586)
Net Loss	$(68,268)

NOTE C—OIL AND GAS PROPERTIES

The Company follows the full cost accounting method to account for the costs incurred in the acquisition, exploration, exploitation, development and production of oil and gas reserves. All costs, including internal costs, directly related to acquisition, exploration, exploitation and development activities, are capitalized as oil and gas property costs. The capitalized costs of oil and gas properties, excluding unevaluated or unproven properties, are amortized using a unit-of-production method based on estimated proved recoverable oil and gas reserves. Amortization of unevaluated property costs begins when the properties become proved or their values become impaired. As of September 30, 2005, all oil and gas properties are unproven. Impairment of unevaluated prospects is assessed based on management’s intention with regard to future exploration and development of individually significant properties and the ability of the Company to obtain funds to finance such exploration and development. The Company anticipates its unevaluated property costs to remain as unevaluated for no longer than two years.

Under full cost accounting rules for each cost center, capitalized costs of evaluated oil and gas properties, including asset retirement costs, less accumulated amortization and related deferred income taxes, may not exceed an amount (the “cost ceiling”) equal to the sum of (a) the present value of future net

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION (Continued)
SEPTEMBER 30, 2005
(UNAUDITED)

NOTE C—OIL AND GAS PROPERTIES (Continued)

cash flows from estimated production of proved oil and gas reserves, based on current economic and operating conditions, discounted at 10%, plus (b) the cost of properties not being amortized, plus (c) the lower of cost or estimated fair value of any unproved properties included in the costs being amortized, less (d) any income tax effects related to differences between the book and tax basis of the properties involved. If capitalized costs exceed this limit, the excess is charged to earnings.

Given the volatility of oil and gas prices, it is reasonably possible that the estimate of discounted future net cash flows from proved oil and gas reserves could change in the near term. If oil and gas prices decline in the future, even if only for a short period of time, it is possible that additional impairments of oil and gas properties could occur. In addition, it is reasonably possible that additional impairments could occur if costs are incurred in excess of any increases in the present value of future net cash flows from proved oil and gas reserves, or if properties are sold for proceeds less than the discounted present value of the related proved oil and gas reserves.

Mirasol Gas Well

In June 2004, the Company entered into an “Assignment of Oil and Gas Leases” (“Assignment”) with Castle Rock Resources, Inc. (“Assignor”), an entity controlled by the Company’s Acting Chief Financial Officer and Director. Pursuant to the Assignment, the Assignor sold, conveyed and delivered to the Company all right, title, and interest in a 50% working interest ownership, and 37.5% net revenue interest in the Mirasol oil and gas leases, in exchange for cash consideration paid by the Company in the amount of $25,000. Assignor has the right to recoup the first $400,000 from income derived from the gas well. As of September 30, 2005, no drilling on a new well had commenced by the Company and no revenues or expenses have been generated from the lease. In view of the delays in drilling this well, the Company wrote off its capitalized costs in the Mirasol Oil and Gas Leases during the quarter ended September 30, 2005.

Deep Well Oil & Gas

In February 2005, the Company incorporated a wholly-owned subsidiary, Surge Global Energy (Canada), Ltd. On February 25, 2005, the Company and its subsidiary Surge Global Energy (Canada), Ltd., entered into a Farmout Agreement with Deep Well Oil & Gas, Inc. (hereafter “Deep Well) and Northern Alberta Oil Ltd. (hereafter “NAOL”) to drill a test well, at Company expense, on or before 150 days from the date that the Farmout Agreement becomes legally effective. Due to conditions beyond the Company’s control, the necessary permits to drill the initial well were not obtained until September 23, 2005. The Company agreed to provide $1 million in cash in initially, and a second $1 million payment after completion or abandonment of the second test well. In addition, the Company was obligated to issue one-third of the Company’s outstanding shares of common stock, on a fully diluted basis after both wells are producing. In return, the Company’s Canadian subsidiary would retain a 50% working interest in the initial acreage with rights to expand into 63 total sections for an undivided 40% working interest over a two year period.

Drilling on the initial Test Well commenced on September 25, 2005. Named the Sawn Lake #1 well, drilling costs of $1,371,831 were incurred through September 30, 2005. The Company estimates that an

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION (Continued)
SEPTEMBER 30, 2005
(UNAUDITED)

NOTE C—OIL AND GAS PROPERTIES (Continued)

additional $228,169 in drilling and completion costs will need to be incurred to make the well commercially producing. The Well should be producing in the fourth quarter of 2005. The issuance of the shares to Deep Well is a contingency which has technically not yet occurred as of September 30, 2005. Additionally, as of September 30, 2005, the Company had made payments of $ 849,706 to Deep Well, plus legal fees and other expenses pursuant to the Farmout Agreement. In a recent lawsuit filed by Deep Well against the Company (see Note G), Deep Well has alleged that the expenses incurred to obtain financing and to drill the initial test wells are not part of the Company’s obligation of the initial $1,000,000. The Company has expensed all legal fees commissions and other related expenses through September 30, 2005, but believes that a portion amount of these fees and expenses will be recoverable from Deep Well and NAOL in future periods. Total costs the Company capitalized in connection with this property amounted $2,221,537 as of September 30, 2005. The capitalized costs will be amortized using a unit-of-production method if the well is proven productive.

Subsequent to the date of financial statements, the Company and Deep Well entered into a settlement agreement (Note G) which provided that the initial $1,000,000 owed Deep Well was deemed paid, and the second $1,000,000 owed would be due on the closing of the Company’s Canadian Subsidiary’s Convertible Debt offering. Additionally, any shares due to Deep Well from the Company would be issued by the Company’s Canadian subsidiary. Those shares can be converted into the Company’s common shares.

NOTE D—CONVERTIBLE PROMISSORY NOTES PAYABLE

The Company entered into a Note and Warrant Purchase Agreement with investors on March 17, 2005 for the issuance of an aggregate of $1,710,000 of convertible notes (“Convertible Notes”), and attached to the Convertible Notes were warrants to purchase 855,000 shares of the Company’s common stock. The Convertible Notes accrued interest at 6% per annum, payable and due the earlier of one year from the date of the note or 30 days following the Company completes financing in excess of $5,000,000. The Noteholders had the option to convert any unpaid note principal to the Company’s common stock at $2.25 per share anytime during the term of the note. In August 2005, the Company entered an agreement with the Noteholders to reduce the conversion rate to $1.00 per share, and the Noteholders advised the company of their intent to convert the Notes into common stock. As of September 30, 2005, the Company has issued 1,675,000 shares and agreed to issue additional 35,000 shares of its common stock, a total of 1,710,000 shares, in exchange for conversion of the $1,710,000 of Convertible Notes. The Company has accounted for the 35,000 shares of common stock to be issued as stock subscription payable at September 30, 2005.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios (“EITF 98-5”), the Company recognized an imbedded beneficial conversion feature present in the Convertible Note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The Company recognized and measured an aggregate of $1,022,493 (after adjustment for note amendment in August 2005) of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Note.

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION (Continued)
SEPTEMBER 30, 2005
(UNAUDITED)

NOTE D—CONVERTIBLE PROMISSORY NOTES PAYABLE (Continued)

In connection with the placement of the Convertible Notes in March 2005, the Company issued detachable warrants granting the holders the right to acquire 855,000 shares of the Company’s common stock at $4.00 per share. In August 2005, the exercise price of the warrants was reduced to $1.60 per share. The warrants expire five years from the issuance. In accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (“EITF—0027”), the Company recognized the value attributable to the warrants in the amount of $629,192 (after adjustment for note amendment in August 2005) to additional paid-in capital and a discount against the Convertible Note. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 4.00%, a dividend yield of 0%, and volatility of 174%.

The debt discount attributed to the beneficial conversion feature and value of the warrants issued is amortized over the Convertible Note’s maturity period (one year) as interest expense. In August 2005, all of the Convertible Notes were converted to the Company’s common stock and stock subscription, accordingly all unamortized debt discount was charged to operations. The Company recorded non-cash interest expense in the amount of $1,651,685 during the period ended September 30, 2005 in connection with the Convertible Notes.

NOTE E—CAPITAL STOCK

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidating preferences, and the number of shares constituting any series or the designation of such series. The Company has authorized Series A and Series B Preferred Stock. The Series A stock is not subject to redemption and has no conversion rights or rights to participate in dividend payments. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each share of Series A stock has a liquidation preference of $.001 per share. The Series B stock is not subject to redemption. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each share of Series B stock has a liquidation preference of $.001 plus dividends in arrears, which is subordinated to the liquidation preference of the Series A stock. The holder of each share of Series B Preferred Stock will be entitled to receive, when, as, and if declared by the Board of Directors of the Company, out of funds legally available therefore, cumulative quarterly cash dividends at the rate of $.025 per share. The Company has no preferred stock issued and outstanding at September 30, 2005 and December 31, 2004.

Common Stock

The Company has authorized to issue 75,000,000 shares of common stock with a par value at $0.001 per share. As of September 30, 2005 and December 31, 2004, the Company has 25,442,097 and 23,367,097 shares of common stock issued and outstanding, respectively. As of September 30, 2005, the Company was not currently subject to any contractual arrangements which restricted its ability to pay cash dividends. The

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION (Continued)
SEPTEMBER 30, 2005
(UNAUDITED)

NOTE E—CAPITAL STOCK (Continued)

Company’s Certificate of Incorporation prohibits the payment of cash dividends on the Company’s Common Stock in excess of $.05 per share per year so long as any Serial Preferred Stock remains outstanding unless all accrued and unpaid dividends on Serial Preferred Stock has been set apart and there are no arrearages with respect to the redemption of any Serial Preferred Stock.

In February 2005, the Company issued 100,000 shares of common stock to one of the Company’s former Directors in connection with stock options exercised at $0.25 per share.

In August 2005, the Company issued an aggregate of 200,000 shares of common stock to third party investors and 100,000 shares of common stock to two Directors of the Company in exchange for net proceeds of $300,000.

In August 2005, the Company issued an aggregate of 1,675,000 shares of common stock and agreed to issue 35,000 shares of common stock to its noteholders in exchange for $1,710,000 of Convertible Notes (Note D). The Company has accounted for the 35,000 shares of common stock to be issued as stock subscription payable at September 30, 2005.

In September 2005, the Company placed a certificate for 7,822,366 shares into a Trust account for the benefit of Deep Well Oil & Gas, Inc. (Note C). These shares are not deemed issued, as the shares are currently held in Trust and will be cancelled pursuant to the terms of the Convertible Debt Offering negotiated subsequent to the date of financial statements.

NOTE F—WARRANTS AND STOCK OPTIONS

Warrants

The Company granted an aggregate of 855,000 warrants during the nine months ended September, 2005 in connection with issuance of convertible notes payable (Note D), Additionally, the Company issued an aggregate of 150,000 warrants in connection with the equity financing in August 2005 (Note E). The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company’s common stock issued to noteholders and investors at September 30, 2005.

\	Warrants Outstanding			Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$1.60	1,005,000	4.52	$1.60	1,005,000	$1.60

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION (Continued)
SEPTEMBER 30, 2005
(UNAUDITED)

NOTE F—WARRANTS AND STOCK OPTIONS (Continued)

Transactions involving the Company’s warrant issuance are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2003	3,358,000	$4.53
Granted	—	—
Exercised	—	—
Canceled or expired	(2,658,000)	5.25
Outstanding at December 31, 2003	700,000	$1.79
Granted	—	—
Exercised	—	—
Canceled or expired	(700,000)	1.79
Outstanding at December 31, 2004	—	$—
Granted	1,005,000	1.60
Exercised	—	—
Canceled or expired	—	—
Outstanding at September 30, 2005	1,005,000	$1.60

Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company’s common stock issued to shareholders at September 30, 2005.

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighed Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.25	1,100,000	1.50	$0.25	1,100,000	$0.25
0.65	5,500,000	8.15	0.65	3,622,591	0.65
1.35	19,279	9.18	1.35	19,279	1.35
1.50	7,127	9.26	1.50	7,127	1.50
3.50	80,000	3.19	3.50	80,000	3.50
	6,706,406	7.00	$0.62	4,828,997	$0.62

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION (Continued)
SEPTEMBER 30, 2005
(UNAUDITED)

NOTE F—WARRANTS AND STOCK OPTIONS (Continued)

Transactions involving the Company’s options issuance are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2003	1,780,000	$0.40
Granted	400,000	0.25
Exercised (Note F)	(240,000)	0.10
Canceled or expired	—	—
Outstanding at December 31, 2003	1,940,000	$0.41
Granted	5,526,406	0.65
Exercised	—	—
Canceled or expired	(600,000)	0.30
Outstanding at December 31, 2004	6,866,406	$0.61
Granted	—	—
Exercised	(100,000)	0.25
Canceled or expired	(60,000)	0.40
Outstanding at September 30, 2005	6,706,406	$0.62

The Company did not grant any stock options to employees during the period ended September 30, 2005 and 2004. If the Company recognized compensation cost for the stock options and warrants for the non-qualified employee stock option plan in accordance with SFAS No. 123, the Company’s pro forma net loss attributable to common shareholders and net loss per share would have been $(5,768,749) and $(0.24) for the nine month period ended September 30, 2005, and $(523,959)  and $(0.03) for the comparable period ended September 30, 2004.

During the year ended December 31, 2004, the Company granted an aggregate of 5,500,000 stock options to employees. The exercise prices of the stock options granted were below the fair value of the Company’s common stock at the grant date. The Company has accounted the intrinsic value of the stock options as deferred compensation costs in the amount of $9,189,705 and as a reduction of stockholders’ equity in December 2004. The deferred compensation costs are amortized over the vesting period of the options. Compensation expense of $2,246,232 and $0 was charged to operations during the period ended September 30, 2005 and 2004, respectively.

NOTE G—LITIGATION

The Company was joined in a lawsuit concerning a divorce petition of its former Chief Executive Officer, William Miller. (William L. Miller v. Jeanne E. Miller, Case No, 2005 DR00683). The Company does not expect that there will be any liability as a result of this lawsuit. Management believes the ultimate outcome of this matter will not have an adverse effect on the Company’s consolidated financial position or results of operations.

The Company and its Canadian subsidiary, Surge Global Energy Canada Ltd. was named in a lawsuit in Alberta Canada filed by Deep Well Oil & Gas, Inc. and Northern Alberta Ltd. The Company also filed

SURGE GLOBAL ENERGY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION (Continued)
SEPTEMBER 30, 2005
(UNAUDITED)

NOTE G—LITIGATION (Continued)

a counterclaim against Deep Well and NAOL. Subsequent to the date of financial statements, a settlement of claims with Deep Well and NAOL was reached, and as a result both lawsuits will be withdrawn.

NOTE H—SUBSEQUENT EVENTS

In October 2005, the Company sold 200,000 shares of common stock to a third party investor at $1.00 per share plus warrants to purchase 400,000 shares at $1.45 per share.

On November 14, 2005, a settlement of claims with Deep Well and NAOL was reached (Note G).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.                 Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law

Section 145(a) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145(b) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) provides that to the extent a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with such defense.

Section 145(d) provides that any indemnification under subsections (a) and (b) of Section 145, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination:

•       by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum;

•       by a committee of such directors designated by majority vote of such directors, even though less than a quorum;

•       if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

•       by the stockholders.

Section 145(e) provides that expenses, including attorneys’ fees, incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or for such director or officer to repay such amount if it shall ultimately be determined that such person was not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses, including attorneys’ fees, incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Certificate of Incorporation

Our certificate of incorporation provides that a director shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, unless the breach involves

•       a breach of the director’s duty of loyalty to us or our stockholders,

•       acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•       liability for unlawful dividend payments or stock purchases or redemptions, or

•       a transaction from which the director derived an improper personal benefit.

Bylaws

Our bylaws provide that we shall indemnify our officers, directors, employees and agents to the extent permitted by Delaware law.

D&O Insurance

As permitted under section 145(g) of the Delaware General Corporation Law, we have purchased a directors’ and officers’ liability insurance policy to insure our directors and officers against liability asserted against, or incurred by them, in their capacities as our directors and officers, including liabilities arising under the Securities Act.

SEC Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25.                 Other Expenses of Issuance and Distribution

The expenses relating to the registration of shares of common stock will be borne by us. These expenses, except the SEC registration fee, are estimated to be as follows*:

SEC Registration fee	$2,123
Accounting fees and expenses	$10,000
Legal fees and expenses	$60,000
Printing and engraving expenses	$15,000
Registrar and transfer agent’s fees	$5,000
Miscellaneous fees and expenses	—
Total	$92,123

*                    The selling stockholders will pay any sales commissions or underwriting discounts incurred in connection with the sale of shares registered hereunder.

Item 26.                 Recent Sales of Unregistered Securities

On March 17, 2005, we completed a private placement offering pursuant to note and warrant purchase agreements which resulted in gross proceeds to us equal to $1,710,000. In connection with the offering, we issued unsecured promissory notes which were convertible into shares of our common stock at $2.25 per share, subject to adjustment. Unless earlier converted at the election of the holders, the convertible notes accrued interest at 6% per annum, and were due and payable on the earlier of one year from the date of the note or 30 days after we completed a financing in excess of $5,000,000. In connection with the offering, we issued warrants to the holders of the convertible notes to purchase 855,000 shares of our common stock at $4.00 per share, subject to adjustment. The warrants were immediately exercisable and have a term of five years from the date of issuance. The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the actual agreements which are filed as exhibits to our Annual Report on Form 10-KSB filed with the SEC on May 21, 2003, and are incorporated by reference herein.

On August 19, 2005, we and the holders of the convertible notes and warrants issued in connection with the March 17, 2005 transaction described above agreed that, subject to the holders’ election to convert the outstanding balance of principal and interest of the notes into common stock, we would reduce the conversion price of the notes from $2.25 to $1.00 per share of our common stock and we would also reduce the exercise price of our common stock underlying the warrants from $4.00 to $1.60 per share. In connection with the conversion of all of the convertible notes and cancellation of the outstanding warrants from the March 17, 2005 transaction, we issued 1,710,000 shares of our common stock and issued warrants to purchase 855,000 shares of our common stock at $1.60 per share. In connection with the transactions we provided each holder with registrations rights and agreed to file an SB-2 registration statement within 45 days of the closing of the transactions. The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the actual letter agreements which are filed as exhibits hereto and are incorporated by reference herein.

On August 19, 2005, we completed a private placement offering pursuant to securities purchase agreements which resulted in gross proceeds to us equal to $300,000, which included an aggregate amount of $100,000 from two of our directors. In connection with the offering, we sold 300,000 shares our common stock at $1.00 per share and issued warrants to purchase 150,000 shares of our common stock at $1.60 per share, subject to adjustment. The warrants were immediately exercisable and have a term of three years from the date of issuance. In connection with the offering, we entered into a registration rights agreement with each of the investors which required us to file a registration statement with the Securities and Exchange Commission, or SEC, covering the resale of the shares of our common stock underlying the warrants within 45 days of the closing of the transactions and use our best efforts to cause the registration statement to be declared effective as promptly as practicable after the filing of the registration with the SEC, but no later than the 120th day following the closing of the transactions. All fees and expenses related to the registration are required to be paid by us. The registration rights agreements do not provide for liquidated damages in the event we do not satisfy our timing obligations with respect to the filing or effectiveness of the registration statement. The foregoing description of the transactions does not purport to be complete and is qualified in its entirety by reference to the actual agreements. The securities purchase agreement is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 24, 2005, and the form of warrant and registration rights agreement are filed as exhibits hereto, all of which are incorporated by reference herein.

On October 24, 2005, we completed a private placement offering pursuant to a securities purchase agreement which resulted in gross proceeds to us equal to $200,000. In connection with the offering, we sold 200,000 shares our common stock at $1.00 per share and issued warrants to purchase 400,000 shares of our common stock at $1.45 per share, subject to adjustment. The warrants were immediately exercisable and have a term of three years from the date of issuance. In connection with the offering, we entered into a registration rights agreement with the investor which required us to file a registration statement with the SEC covering the resale of the shares of our common stock underlying the warrants within 45 days of the closing of the transaction and use our best efforts to cause the registration statement to be declared effective as promptly as practicable after the filing of the registration with the SEC, but no later than the 120th day following the closing of the transaction. All fees and expenses related to the registration are required to be paid by us. The registration rights agreement does not provide for liquidated damages in the event we do not satisfy our timing obligations with respect to the filing or effectiveness of the registration statement. The foregoing description of the transactions does not purport to be complete and is qualified in its entirety by reference to the actual agreements which are filed as exhibits hereto and are incorporated by reference herein.

On November 15, 2005, Signet Energy, Inc., or Signet, our subsidiary previously known as Surge Global (Canada), Inc., completed a private placement offering of common shares and secured convertible debentures which resulted in gross proceeds to Signet equal to C$8,550,000 million. Signet issued 7% secured debentures pursuant to subscription agreements which restricts the ability of Signet to incur certain additional indebtedness without the consent of the holders of the convertible debentures. The convertible debentures were created and issued pursuant to, and the conversion thereof are governed by, the terms and conditions of a trust indenture between Signet and Valiant Trust Company, as trustee. The convertible debentures bear interest from the date of issuance at 7% per annum which is payable in cash on a quarterly basis and the principal amount of the convertible debentures is due and payable on November 15, 2007, unless earlier converted or exchanged at the option of the holder prior to 5:00 p.m. (Calgary time) on the November 14, 2007 into shares of (i) Signet common stock at C$1.00 per share, subject to certain anti-dilution protections or (ii) our common stock at $1.00 per share, subject to certain anti-dilution protections, based on a fixed exchange rate of 40,000 shares of our common stock per C$50,000 in principal amount of the convertible debentures. The convertible debentures are secured pursuant to the terms of the trust indenture and will rank equally in terms of priority with the C$5.708 million principal amount of secured convertible debentures subsequently issued by Signet on December 20, 2005 and will rank subordinate to any senior bank debt up to a maximum amount of $10,000,000 incurred by Signet from time to time. In the event there is a change of control of Signet (except for a going public transaction) at any time while the convertible debentures are outstanding, Signet is required to immediately offer to purchase any outstanding convertible debentures at a change of control premium equal to 115% or 120% of the principal amount, depending upon the date of the change of control, plus accrued but unpaid interest. MGI Securities acted as agent and advisor to Signet on the transactions pursuant to an agency agreement and, upon the closing of the transaction, Signet paid MGI Securities for its services a fee in cash equal to 8% of the gross proceeds received by Signet from the sale of the convertible debentures which totaled C$684,000. Pursuant to the agency agreement, upon the closing of the transaction, Signet also issued a warrant to MGI Securities to purchase Signet common shares equal to 8% of the principal amount of the convertible debentures which totaled 684,000 shares. The exercise price of the Signet common shares underlying the warrant is C$1.00 per share and the warrant is exercisable upon the earlier of (i) twelve months following a going public transaction (as defined in the trust indenture) or (ii) November 17, 2008. In connection with the offering, we entered into a registration rights agreement with each of the investors which requires us to file a registration statement with the SEC covering the resale of the shares of our common stock issuable upon conversion of the debentures within 45 days of the closing of the transaction and use our best efforts to cause the registration statement to be declared effective as promptly as practicable after the filing of the registration with the SEC, but no later than the 90th day following the closing of the transaction. We are required to keep the registration statement effective until all of the registrable securities covered by the registration statement have been sold or may be sold without volume restrictions. In the event we prepare and file a registration statement for our own account, other than in certain circumstances, and there is not an effective registration statement on file as required by the registration rights agreement, we are required to give each holder the opportunity to include any or all of the registrable securities each holder requests to be registered. All fees and expenses related to the registration are required to be paid by us. In connection with the closing of the issuance of the convertible debentures, Signet entered into a series of arrangements, including subscription agreements for the convertible debentures, the trust indenture and the agency agreement. The foregoing description of the transactions does not purport to be complete and is qualified in its entirety by reference to the actual agreements, which are filed as exhibits hereto and are incorporated by reference herein.

On November 16, 2005, we completed a private placement offering pursuant to a securities purchase agreement which resulted in gross proceeds to us equal to $500,000. In connection with the offering, we agreed to reimburse the purchaser for up to $7,500 (up to 3% of the total subscription amount) in fees and expenses related to the preparation, execution and performance of the securities purchase agreement. In connection with the offering, we sold 500,000 shares our common stock at $1.00 per share and issued warrants to purchase 1,000,000 shares of our common stock at $1.00 per share, subject to adjustment. The warrants were immediately exercisable and have a term of three years from the date of issuance. In connection with the offering, we entered into a registration rights agreement with the investor which requires us to file a registration statement with the SEC covering the resale of the shares of our common stock purchased in the offering and the shares of our common stock underlying the warrants within 45 days of the closing of the transaction and use our best efforts to cause the registration statement to be declared effective as promptly as practicable after the filing of the registration with the SEC, but no later than the 180th day following the closing of the transaction. All fees and expenses related to the registration are required to be paid by us. In the event we do not satisfy our timing obligations with respect to the filing, effectiveness or maintenance of the registration statement, the exercise price of the warrants will be reduced by $0.005 for each day of a filing, effectiveness, or maintenance failure, but in no event will the exercise price be reduced below $0.50. The foregoing description of the transactions does not purport to be complete and is qualified in its entirety by reference to the actual agreements which are filed as exhibits hereto and are incorporated by reference herein.

On November 30, 2005, we completed a private placement offering pursuant to a securities purchase agreement which resulted in gross proceeds to us equal to $100,000. In connection with the offering, we sold 100,000 shares our common stock at $1.00 per share and issued warrants to purchase 200,000 shares of our common stock at $1.45 per share, subject to adjustment. The warrants were immediately exercisable and have a term of five years from the date of issuance. In connection with the offering, we entered into a registration rights agreement with the investor which requires us to file a registration statement with the SEC covering the resale of the shares of our common stock purchased in the offering and the shares of our common stock underlying the warrants within 45 days of the closing of the transaction and use our best efforts to cause the registration statement to be declared effective as promptly as practicable after the filing of the registration with the SEC, but no later than the 180th day following the closing of the transaction. All fees and expenses related to the registration are required to be paid by us. In the event we do not satisfy our timing obligations with respect to the filing, effectiveness or maintenance of the registration statement, the exercise price of the warrants will be reduced by $0.005 for each day of a filing, effectiveness, or maintenance failure, but in no event will the exercise price be reduced below $0.50. The foregoing description of the transactions does not purport to be complete and is qualified in its entirety by reference to the actual agreements which are filed as exhibits hereto and are incorporated by reference herein.

On December 20, 2005, Signet completed a private placement offering of common shares and secured convertible debentures which resulted in gross proceeds to Signet equal to C$5.708 million. Signet issued 1.6 million common shares at a price of C$1.30 per share on a “flow-through” basis in compliance with 7% secured debentures convertible into 3.7 million common shares at C$1.00 per share, all pursuant to subscription agreements. The subscription agreements restrict the ability of Signet to incur certain additional indebtedness without the consent of the holders of the convertible debentures. The convertible debentures were created and issued pursuant to, and the conversion thereof are governed by, the terms and conditions of a trust indenture between Signet and Valiant Trust Company, as trustee. The convertible debentures bear interest from the date of issuance at 7% per annum which is payable in cash on a quarterly basis and the principal amount of the convertible debentures is due and payable on November 15, 2007, unless earlier converted at the option of the holder prior to 5:00 p.m. (Calgary time) on the November 14, 2007 into shares of Signet common stock at C$1.00 per share, subject to certain anti-dilution protections. The convertible debentures are secured pursuant to the terms of the trust indenture and will rank equally in terms of priority with the C$8.55 million principal amount of secured convertible debentures previously issued by Signet on November 15, 2005 and will rank subordinate to any senior bank debt up to a maximum amount of $10,000,000 incurred by Signet from time to time. In the event there is a change of control of Signet (except for a going public transaction) at any time while the convertible debentures are outstanding, Signet is required to immediately offer to purchase any outstanding convertible debentures at a change of control premium equal to 115% or 125% of the principal amount, depending upon the date of the change of control, plus accrued but unpaid interest. MGI Securities acted as agent and advisor to Signet on the transactions pursuant to an agency agreement and, upon the closing of the transaction, Signet paid MGI Securities for its services (i) a fee in cash equal to 8% of the gross proceeds received by Signet from the sale of the convertible debentures which totaled C$296,000 and (ii) a fee in cash equal to 5% of the gross proceeds received by Signet from the sale of the shares which totaled C$100,400. Pursuant to the agency agreement, upon the closing of the transaction, Signet issued a warrant to MGI Securities to purchase Signet common shares equal to 8% of the principal amount of the convertible debentures which totaled 296,000 shares. The exercise price of the Signet common shares underlying the warrant is C$1.00 per share and the warrant is exercisable upon the earlier of twelve months following a going public transaction (as defined in the indenture) and November 17, 2008. In connection with the closing of the sale of the shares and the issuance of the convertible debentures, Signet entered into a series of arrangements, including subscription agreements for the shares and the convertible debentures, the trust indenture and the agency agreement. The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the actual agreements, which are filed as exhibits to the Current Report on Form 8-K filed with the SEC on December 28, 2005, and are incorporated herein by reference.

Item 27.                 Exhibits

Exhibit Number	Description of Document
3.1

Certificate of Incorporation filed with the State of Delaware on November 25, 1997, as amended (including Certificate of Merger, filed November 25, 1997, Certificate of Designation, filed February 2, 1998, Certificate of Amendment, filed May 12, 1998, Certificate of Renewal, filed August 20, 2003, Certificate of Amendment, dated August 20, 2003 and Certificate of Amendment, filed September 30, 2004)*

3.2	Bylaws (1)
5.1	Opinion of Greenberg Traurig, LLP as to the legality of the securities being offered*
10.1	Agreement and Plan of Reorganization dated September 23, 2002 to acquire Bible Resources, Inc. (2)
10.2	Employment Agreement by and between the Registrant and David Perez dated November 30, 2004*
10.3	Employment Agreement by and between the Registrant and Fred Kelly dated November 26, 2004*
10.4	Sublease by and between the Registrant and Granite Financial Group dated November 22, 2004*

10.5	Farmout Agreement by and among the Registrant, Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.), Northern Alberta Oil Ltd. and Deep Well Oil & Gas, Inc. dated February 25, 2005*
10.6	Farmout Amending Agreement by and among the Registrant, Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.), Northern Alberta Oil Ltd. and Deep Well Oil & Gas, Inc. dated November 15, 2005*
10.7	Form of Note and Warrant Purchase Agreement by and between the Registrant and each of Mark C. Fritz, Victor G. Mellul and Irving L. Plaksen dated March 17, 2005 (3)
10.8	Form of Convertible Note by and between the Registrant and each of Mark C. Fritz, Victor G. Mellul and Irving L. Plaksen dated March 17, 2005 (3)
10.9	Form of Warrant by and between the Registrant and each of Mark C. Fritz, Victor G. Mellul and Irving L. Plaksen dated March 17, 2005 (3)
10.10	Letter Agreements by and between the Registrant and each of Mark C. Fritz, Victor G. Mellul and Irving L. Plaksen dated July 17, 2005*
10.11

Form of Securities Purchase Agreement by and among the Registrant, Mark Fritz, Chet Idziszek, Gary Vandergrift, Burton Gersh and Irving Plaksen effective as of August 19, 2005, relating to the private placement offering of common stock and warrants for an aggregate purchase price of $300,000 (4)

10.12	Form of Warrant by and among the Registrant, Mark Fritz, Chet Idziszek, Gary Vandergrift, Burton Gersh and Irving Plaksen effective as of August 19, 2005*
10.13	Form of Registration Rights Agreement by and among the Registrant, Mark Fritz, Chet Idziszek, Gary Vandergrift, Burton Gersh and Irving Plaksen effective as of August 19, 2005*
10.14	Securities Purchase Agreement by and between the Registrant and Pawnee Holding Corporation dated October 24, 2005*
10.15	Warrant by and between the Registrant and Pawnee Holding Corporation dated October 24, 2005*
10.16	Registration Rights Agreement by and between the Registrant and Pawnee Holding Corporation dated October 24, 2005*
10.17	Form of Subscription Agreement for 7% Convertible Debentures, by and between Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.) and certain purchasers dated November 15, 2005*
10.18	Agency Agreement by and among the Registrant, Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.), and MGI Securities Inc. dated November 15, 2005*
10.19	Shareholders Agreement by and among the Registrant, Leigh Cassidy, Fred Kelly and Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.) dated November 15, 2005*
10.20	Voting Trust Agreement by and among the Registrant, Northern Alberta Oil Ltd. and Deep Well Oil and Gas (Alberta) Ltd. dated November 15, 2005*
10.21	Trust Indenture by and among the Registrant, Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.) and Valiant Trust Company dated November 15, 2005*
10.22	Registration Rights Agreement by and among the Registrant and MGI Securities, Inc., as agent to the purchasers of the debentures dated November 15, 2005*
10.23	Securities Purchase Agreement by and between the Registrant and the Zemer Family Trust dated November 16, 2005*

10.24	Warrant by and between the Registrant and the Zemer Family Trust dated November 16, 2005*
10.25	Registration Rights Agreement by and between the Registrant and the Zemer Family Trust dated November 16, 2005*
10.26	Securities Purchase Agreement by and between the Registrant and Benjamin Financial Limited Partnership dated November 30, 2005*
10.27	Warrant by and between the Registrant and Benjamin Financial Limited Partnership dated November 30, 2005*
10.28	Registration Rights Agreement by and between the Registrant and Benjamin Financial Limited Partnership dated November 30, 2005*
10.29	Indenture by and between Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.) and Valiant Trust Company dated December 20, 2005 (5)
10.30	Form of 7% Secured Convertible Debentures Certificate dated December 20, 2005 (5)
10.31	Form of Subscription Agreement for Flow-Through Shares by and between Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.) and certain purchasers dated December 20, 2005 (5)
10.32	Form of Subscription Agreement For 7% Secured Convertible Debentures by and between Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.) and certain purchasers dated December 20, 2005 (5)
10.33	Agency Agreement by and between Signet Energy, Inc. (f/k/a Surge Global Energy (Canada) Ltd.) and MGI Securities, Inc. dated December 20, 2005 (5)
10.34	Employment arrangement by and between the Registrant and E. Jamie Schloss effective as of October 1, 2005*
21	Subsidiaries of the Registrant*
23.1	Consent of Russell Bedford Stefanou Mirchandani LLP*
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

*       Filed herewith

(1)   Incorporated by reference to the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on February 2, 1998 (File No. 333-45863).

(2)   Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 23, 2002.

(3)   Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 24, 2005.

(4)   Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 25, 2005.

(5)   Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 28, 2005.

Item 28.                 Undertakings

The undersigned registrant hereby undertakes:

(1)   File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)    Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  Include any additional or changed material information on the plan of distribution.

(2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of San Diego, State of California, on December 30, 2005.

SURGE GLOBAL ENERGY, INC.
Dated: December 30, 2005	By /s/ Fred W. Kelly
Fred W. Kelly Chief Executive Officer
Dated: December 30, 2005	By /s/ E. Jamie Schloss
E. Jamie Schloss Chief Financial Officer

In accordance with the Securities Act of 1933, Registration Statement on Form SB-2 was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date
/s/ Fred W. Kelly	Chief Executive Officer and Director	December 30, 2005
Fred W. Kelly
/s/ E. Jamie Schloss	Chief Financial Officer and Director	December 30, 2005
E. Jamie Schloss
/s/ David Perez	Chief Operating Officer and
David Perez	Chairman of the Board	December 30, 2005
/s/ Frederick C. Berndt	Director	December 30, 2005
Frederick C. Berndt
/s/ Chet Idziszek	Director	December 30, 2005
Chet Idziszek

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

EXHIBITS
To
FORM SB-2

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SURGE GLOBAL ENERGY, INC.

(Exact name of Registrant as specified in charter)